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                                                                  EXHIBIT 10.14


                        AMERICAN CENTER LEASE AGREEMENT



      THIS DEED OF LEASE (the "Lease") is made and entered into as of the 27 day of September, 1997, between MET LIFE INTERNATIONAL REAL ESTATE EQUITY SHARES, INC., a Delaware corporation ("Landlord"), and ADVANCED SWITCHING COMMUNICATIONS, INC., a Delaware corporation ("Tenant").


                                    RECITALS

      A. Landlord is the owner of an office complex (the "Complex") known as "American Center", located at 8300 and 8330 Boone Boulevard, Vienna, Virginia.

      B. Tenant desires to lease certain space in the building located at 8330 Boone Boulevard (the "Building") in the Complex, and Landlord is willing to lease such space to Tenant, upon the terms, conditions, covenants and agreements set forth herein.

      NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby covenant and agree as follows.

                                   AGREEMENT

      1.     DEFINITIONS.

      (a) "Premises" shall mean the space outlined on the floor plan attached to this Lease as Exhibit A incorporated herein. The Premises are stipulated for all purposes to contain approximately 20,914 square feet of "Net Rentable Area" (as hereinafter defined) on the fifth floor of the Building; provided, however, that Landlord may, upon completion of the Premises, cause precise measurements of the Complex and the Premises to be made, and Base Rent (as hereinafter defined) shall be adjusted upward or downward accordingly. The Premises will be occupied in two phases: (i) approximately 13,262 square feet of Net Rentable Area (the "Phase I Space") as shown on Exhibit A on the "Phase I Commencement Date" (as hereinafter defined) and (ii) approximately 7,652 square feet of Net Rentable Area (the "Phase II Space") as shown on Exhibit A on the "Phase II Commencement Date" (as hereinafter defined).

      (b) "Base Rent" shall mean the fixed rent paid monthly during the Lease Term as provided in the following schedule, which schedule reflects an annual rent for the first Lease Year based on Twenty-Six and 75/100 Dollars ($26.75) per rentable square foot of Net Rentable Area of the Premises and annual increases equal to three percent (3%) of the Net Base Rent in effect during the immediately preceding Lease Year. As used herein, "Net Base Rent" is the product of the Net Rentable Area times the difference between $26.75 and the amount per square foot of the Operating Expenses for the Base Year. For example, if the Operating Expenses for the Base Year are $7.50 per square foot, then the monthly Net Base Rent would be $33,549.54 (i.e., $19.25 [$26.75 less $7.50] times 20,914 sq. ft. divided by 12). The monthly Base Rent for the First Lease Year will be $46,620.79 (i.e., $26.75 times 20,914 sq. ft. divided by 12); however, such amount shall be prorated until the Phase II Commencement Date since Tenant

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will be initially be occupying only the Phase I Space. The monthly Base Rent for the second Lease Year would be $47,627.28, an increase of $1,006.49 (i.e., monthly Net Base Rent of $33,549.54 times 3%). The monthly Base Rent for the third Lease Year would be $48,663,96, an increase of $1,036.68 (i.e., monthly Net Base Rent in effect during the immediately preceding Lease Year of $34,556.03 [$33,549.54 plus $1,006.49] times 3%).

      (c) "Phase I Commencement Date" and the "Phase II Commencement Date" shall mean the dates determined in accordance with Section 3 hereof.

      (d) "Lease Term" shall mean a term commencing on the Phase I Commencement Date and continuing until ninety-six (96) calendar months after the first day of the first full month following the Phase I Commencement Date.

      (e) "Lease Year" shall mean that period beginning on the Phase I Commencement Date and terminating on the last day of the twelfth (12th) full calendar month thereafter, and each succeeding period of twelve (12) full calendar months during the entire Lease Term.

      (f) "Operating Expenses" shall mean the expenses described in Section 5(b) of this Lease.

      (g) "Base Year" shall mean the 1998 calendar year for purposes of determining increases in Operating Expenses pursuant to Section 5 of this Lease.

      (h) "Security Deposit" shall mean the sum of One Million and no/100 dollars ($1,000,000.00) in the form of a letter of credit or cash. The Security Deposit has been deposited with Landlord by Tenant within 12 Business days of the execution hereof.

      (i) "Common Areas" shall mean those areas devoted to lobbies, corridors, all elevator foyers, restrooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas and other similar facilities provided for the common use or benefit of tenants generally and/or the public.

      (j) "Service Area" shall mean those areas within the outside walls of the Complex used for elevator mechanical rooms, building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts, and vertical ducts (but shall not include any such areas for the exclusive use of the particular Tenant).

      (k) "Net Rentable Area" of the Premises shall mean the gross area within the inside surface of the outer glass or other material comprising the exterior walls of the Premises, to the mid-point of any walls separating portions of the Premises from those of adjacent tenants and to the Common Area or Service Area side of walls separating the Premises from Common Areas and Service Areas, subject to the following:

             (1)    Net Rentable Area shall not include any Service Areas.



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             (2)    Net Rentable Area shall include a pro rata part of the
Common Areas on the floor on which the Premises are located, such proration based upon the ratio of the Net Rentable Area within the Premises to the total Net Rentable Area on such floor, both determined without regard to the Common Areas. The Common Area on floor(s) upon which the Premises are located shall never exceed 2,735 square feet and may be adjusted as determined by Landlord from time to time to confirm such allocation to changes in the configuration of rented spaces and Common Areas upon such floor.

             (3) Net Rentable Area shall include any columns and/or projection(s) which protrude into the Premises and/or the Common Areas.

      (l) "Exterior Common Areas" shall mean those areas of the Complex which are not located within the buildings comprising the Complex and which are provided and maintained for the common use and benefit of Landlord and tenants of the Complex generally and the employees, invitees and licensees of Landlord and such tenants; including without limitation all parking areas, enclosed or otherwise; all streets, sidewalks and landscaped areas located within the Complex.

      (m)    "Event of Default" shall have the meaning assigned thereto in
Section 26 of this Lease.

      2. LEASE GRANT. Subject to and upon the terms herein set forth, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises. The lease of the Premises includes the right, together with other tenants of the Complex and members of the public, to use the Common Areas of the Building and the Exterior Common Areas of the Complex, but includes no other rights not specifically set forth herein. Landlord reserves the right to modify the size, location, arrangement, finish and other features of the Common Areas and the Exterior Common Areas.

      3.     LEASE TERM.

      (a) The Lease Term shall commence on the Phase I Commencement Date and shall continue until the expiration of the Lease Term unless this Lease is terminated earlier or extended in accordance with the provisions of this Lease.

      (b) The Phase I Commencement Date shall be the date on which Landlord substantially completes construction of the tenant improvements in the Phase I Space, as determined pursuant to Section 5 of Exhibit B attached hereto and made a part hereof, or the date on which Tenant commences beneficial use of the Phase I Space, whichever date occurs first. The Phase II Commencement Date shall be the date on which Landlord substantially completes construction of the tenant improvements in the Phase II Space, as determined pursuant to Section 5 of Exhibit B attached hereto and made a part hereof, or the date on which Tenant commences beneficial use of the Phase II Space, whichever date occurs first. Tenant shall be deemed to have commenced beneficial use of the Phase I Space or the Phase II Space when

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Tenant begins to move furniture and furnishings into the such space, and such beneficial use shall be deemed to be an acceptance of the nature and sufficiency of any tenant improvements to be made by Landlord with respect to the Phase I Space and the Phase II Space. Notwithstanding the foregoing, if Landlord is delayed in completing construction of the tenant improvements in the Phase I Space or the Phase II Space as a result of any of the reasons described in Exhibit B, then the Phase I Commencement Date or the Phase II Commencement Date shall be the date determined in accordance with Section 7(f) of Exhibit B.

      (c) Promptly after the Phase I Commencement Date and the Phase II Commencement Date have been determined, Landlord and Tenant agree to execute a written declaration in the form attached hereto as Exhibit C setting forth the Phase I Commencement Date and the Phase II Commencement Date, as applicable, and the date upon which the Lease Term will expire. Failure to sign said written declaration shall not affect the commencement or expiration of the Lease Term.

      (d) It is presently anticipated that the Phase I Space will be ready for occupancy by Tenant on or about December 1, 1997, and that the Phase II Space will be ready for occupancy by Tenant on or about December 1, 1998. If Landlord is unable to complete construction of the tenant improvements in, or otherwise deliver possession of, the Phase I Space or the Phase II Space by such dates, Landlord's liability to Tenant on account of Landlord's inability to deliver possession thereof to Tenant shall be limited to the amount specified in Section 7(g) of Exhibit B, and this Lease shall not be rendered void or voidable as a result of such delay. If the tenant improvements have not been substantially completed by the date referred to above due to omission, delay or default by Tenant or anyone acting under or for Tenant, Landlord shall have no liability because if such delays, and the obligations of this Lease (including, without limitation, the obligation to pay rent) shall nonetheless commence as of the Phase I Commencement Date or the Phase II Commencement Date as applicable.

      (e) Landlord shall have no obligation to deliver possession of the Phase I Space or the Phase II Space to Tenant, and Tenant shall have no obligation to accept delivery of the Phase I Space or Phase II Space from Landlord, before the Phase I Commencement Date or the Phase II Commencement Date, as applicable.

      (f) Subject to the provisions of this subsection (f), Tenant shall have, and is hereby granted, an option to renew or extend the Lease Term for the entire Premises for one (1) additional period of sixty (60) months (such additional period being hereinafter referred to as the "Renewal Term").

             i) This renewal option shall be exercisable by Tenant by giving written notice to Landlord of Tenant's intention to exercise such renewal option not more than fourteen (14) months but no later than nine
      (9) months before the expiration of the initial Lease Term. If Tenant shall fail to exercise the renewal option at the time and in the manner hereinabove provided or should Tenant fail to execute an addendum to this Lease within thirty (30) days of the determination




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of the Market Rent (as hereinafter defined), this option shall be rendered void and of no force or effect, and Tenant shall have no further right to extend or renew the Lease Term.

       ii) The Base Rent payable during the Renewal Term shall be at the then current Market Rent as of the commencement of such Renewal Term. As used herein, "Market Rent" shall be the Base Rent for space of equivalent quality, size, utility and location, with the length of the Renewal Term and credit-standing of Tenant as well as the amount of Tenant concessions being offered for comparable first-class office buildings in the Tyson's Corner area and the operating cost reimbursements and escalations to be taken into account. If Landlord and Tenant do not agree on the then current Market Rent for the Renewal Term within thirty (30) days following Landlord's receipt of Tenant's notice of its intent to exercise its option to renew, the Market Rent shall be determined as follows:

       The Market Rent shall be determined by a group of three (3) real estate brokers, one of whom shall be named by Landlord, one by Tenant, and the two so appointed shall select a third. Said brokers shall each be licensed in Virginia as real estate brokers specializing in the field of commercial leasing, having at least five (5) years' experience, and recognized as ethical and reputable within their field. Landlord and Tenant agree to make their appointments promptly within ten (10) days following the expiration of the aforementioned thirty (30) day period. The two brokers selected by Landlord and Tenant shall promptly select a third broker. If the two brokers are unable to agree upon a third broker within five (5) days after they have both accepted their appointment, the parties shall ask the Northern Virginia Association of Realtors to appoint such third broker. Within five (5) days after the third broker is selected, they shall submit their determination of the Market Rent. The Market Rent shall be the mean of the two closest determinations and shall be binding on Landlord and Tenant. Landlord and Tenant shall pay the costs and expenses of the broker selected by each of them and shall share equally the costs and expenses of the third broker.

       iii) All references in this Lease to the Lease Term shall be construed to mean both the initial Lease Term and the Renewal Term, if Tenant has exercised its option and the Renewal Term commences, unless the content clearly indicates that another meaning is intended.

       iv) The renewal option may not be exercised by Tenant, if at the time specified for exercising such option and/or at the date such Renewal Term is to


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begin, (i) this Lease shall not be in full force and effect, (ii) Tenant shall not be in actual possession of the entire Premises, or (iii) an Event of Default shall have occurred and remain uncured under this Lease. If Tenant shall not be entitled to exercise such option to renew because of the foregoing provisions of this subsection, such option shall be rendered void and of no force and effect. It is understood that this renewal option is personal to Tenant and will not benefit any subtenant of the Premises or any assignee of this Lease whether or not Landlord has approved such sublease or assignment.

       4.     BASE RENT.

       Tenant shall pay to Landlord at Landlord's address provided herein (or such other address as may be designated by Landlord in writing from time to time) the Base Rent for the Premises, without setoff, deduction or demand. The Base Rent shall be payable on the Phase I Commencement Date and thereafter monthly, in advance, on the first day of each and every month during the Lease Term. Base Rent for any portion of a month shall be prorated at the rate of one-thirtieth (1/30th) of the Base Rent for each day. Landlord shall abate twenty (20) days of the Base Rent due on the Phase I Space.

       5.     INCREASES IN OPERATING EXPENSES.

       (a) Commencing on January 1, 1999, Tenant shall pay to Landlord its proportionate share of the amount by which the Operating Expenses (as hereinafter defined) incurred by Landlord in the operation of the Complex during each calendar year exceed the actual Operating Expenses for the Base Year, calculated as the amount of such increase per square foot of Net Rentable Area in the Complex. Operating Expenses shall be grossed up to reflect an occupancy level of ninety-five percent (95%) within the Complex. Since a portion of the Complex is dedicated to retail uses which do not require many of the services provided to the office tenants, adjustments in the per-square-foot calculation of the Operating Expenses shall be made to allocate office Operating Expenses among the office tenants in the Complex and the other Operating Expenses chargeable to office and retail tenants among all tenants in the Complex. The allocation of office Operating Expenses shall be adjusted appropriately in the event of changes in either the amount of total Net Rentable Area in the Complex or the amount of office or retail area in the Complex.

       (b) Operating Expenses are the sum of the following costs and expenses which in each instance shall be reasonable in amount and of a nature normally incurred by owners or managers of comparable first-class office buildings in the Tyson's Corner, Virginia area: (i) Real Estate Taxes (as hereinafter defined); (ii) gas, water, sewer, electricity and other utility charges (including surcharges) of every type and nature; (iii) insurance; (iv) personnel costs, including,


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but not limited to salaries, wages, fringe benefits and other direct and indirect costs of engineers, superintendents, porters, and other building personnel not above the level of building manager; (v) costs of all materials, supplies, labor and other services purchased or levied in connection with the Complex, including but not limited to, service and maintenance contracts for chillers, boilers, controls, elevators, windows, janitorial and general cleaning, and security services; (vi) all other maintenance, repair, replacement expenses and supplies which are deducted by Landlord in computing its federal income tax liability; (vii) costs of landscaping, gardening and planting, cleaning, painting (including striping of parking areas), decorating, lighting, sanitary control, removal of trash, garbage and other refuse; (viii) lighting, heating, ventilating and air conditioning of the Complex; (ix) fire protection; (x) compliance with governmental laws, statutes, regulations and orders; (xi) management fees; (xii) installing and renting of signs; (xiii) amortization of capital expenditures made by Landlord during the Lease Term to reduce Operating Expenses (but only to the extent Operating Expenses are actually reduced) or to comply with governmental laws, statutes, regulations and orders; (xiv) any other costs and expenses incurred by Landlord in the operation of the Complex; and (xv) the costs of any additional services not provided to the Complex at the Commencement Date but thereafter provided by Landlord in the prudent management or operation of the Complex. Notwithstanding anything to the contrary in this Lease, Operating Expenses shall not include
(i) principal or interest payments on any mortgages or deeds of trust; (ii) depreciation of capital improvements; (iii) amortization of capital improvements, except as provided above; (iv) the costs of special services, utilities, and tenant improvement allowances separately chargeable to individual tenants of the Complex whether or not such costs are reimbursed to Landlord; (v) expenses associated with leasing space in the Complex or the sale of any interest in the Complex, including, without limitation, advertising and marketing, commissions and amounts paid for or on behalf of an individual tenant such as space planning, moving costs, and rent, improvement and other concessions; (vi) original construction costs of the Complex; (vii) the costs of any repair or replacement by reason of a casualty, condemnation, or warranty claim to the extent Landlord is reimbursed by insurance, condemnation, or warranty proceeds; (viii) any amount paid to an affiliate (i.e., an entity that is subject to "control" by the same entity or entities as Landlord), parent or subsidiary of Landlord, unless the amount paid is a standard "arms length" price for the type of service rendered; (ix) compensation paid to officers or executives of Landlord or its management agent other than the management fee;
(x) costs, fines, interest, penalties, legal fees, or other expenses incurred due to Landlord's violation of any rule or law or the late payment of taxes, utility bills or other obligations; (xi) Landlord's general corporate overhead and general administrative expenses; (xii) ground rents; (xiii) costs of selling, syndicating, financing, mortgaging, or hypothecating any part of or interest in the Complex; (xiv) reserves for repairs, maintenance and replacements; or (xv) costs of services provided solely to retail tenants in the Complex (whether or not such costs are reimbursed to Landlord). In the event engineers or other personnel delivering services to the Complex are also assigned to other buildings, the Operating Expenses attributable to their services shall be based on the reasonable allocation of their services to the Complex. Management fees shall not exceed the rate customarily charged by management companies for comparable first-class office buildings in the Tyson's Corner area. In addition, the rent for space in the Complex used by Landlord's management company shall


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not exceed the fair market value of such space, and no more than 1,600 square feet of Net Rentable Area of such space shall be included in Operating Expenses.

       (c) Real Estate Taxes shall mean (i) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Complex and (ii) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Complex or the equipment, fixtures, or other property therein which taxes or charges are in the nature of, in addition to, or in substitution for real estate taxes, including, without limitation, any license fees, business improvement district fees of any quasi-governmental organization, tax measured by or imposed upon rents, or other tax or charge upon Landlord's business of leasing the Complex, but shall not include any federal, state or local income tax. Real Estate Taxes shall also include all expenses incurred by Landlord in obtaining or attempting to obtain a reduction of Real Estate Taxes, including, but not limited to, legal fees.

       (d) For each calendar year during the Lease Term, Landlord shall submit to Tenant a statement setting forth Landlord's reasonable estimate of the amount Tenant will be obligated to pay pursuant to this Section for the calendar year in question, which reasonable estimate may be revised from time to time. Tenant shall pay to Landlord on the first day of each month following receipt of such statement during such calendar year an amount equal to such estimated amount multiplied by a fraction, the numerator of which is 1, and the denominator of which is the number of months during such calendar year which fall within the Lease Term and follow the date of the foregoing statement. Within ninety (90) days after the expiration of such calendar year, Landlord shall submit to Tenant a statement showing Tenant's proportionate share of the increase in the Operating Expenses incurred during such calendar year and the aggregate amount of the estimated payments made by Tenant on account thereof. If the aggregate amount of such estimated payments exceeds Tenant's actual liability for such increase, Tenant shall deduct the net overpayment from its next monthly payment of Base Rent and additional rent on account of estimated future increases in the Operating Expenses. If Tenant's actual liability for such increase exceeds the estimated payments made by Tenant on account thereof, then Tenant shall immediately pay to Landlord the total amount of such deficiency.

       (e) In the event the Lease Term commences or expires during a calendar year, the increase in the Operating Expenses to be paid by Tenant for such calendar year shall be determined by multiplying the amount of Tenant's proportionate share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is 365. Tenant's liability for its proportionate share of the increase in the Operating Expenses for the last calendar year falling entirely or partly within the Lease Term shall survive the expiration of the Lease Term and shall be payable as provided in this Section.

       (f) Provided no Event of Default has occurred and is continuing, Tenant shall have the right, at Tenant's expense, to audit Landlord's books and records of the Operating Expenses relating to any calendar year for which payments of increase in Operating Expenses are due from Tenant as additional rent. No subtenant shall have any right to conduct an audit, and no


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assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises. Tenant shall provide written notice for such audit within thirty (30) days following the date that Landlord or its agent shall have delivered to Tenant the statement of Operating Expenses with respect to which Tenant desires to make such audit. Such audit shall cover only the immediately preceding calendar year for the statement being audited and shall be conducted by an independent certified public accountant at the offices of Landlord's managing agent or accountant during normal business hours at a time mutually convenient to Landlord and Tenant. If Landlord's managing agent or accountant does not have offices in the Washington, D.C. metropolitan area, the books and records will be made available to Tenant at a mutually agreed location in such local area. If the audit for such calendar year reasonably suggests errors in the preceding calendar year, Landlord shall provide the books and records for more than a total of the three (3) calendar years immediately preceding the calendar year in which the audit request is made. In no event shall the accountant be compensated on the basis of a contingent fee arrangement. Landlord may require as condition of permitting such audit that Tenant, its principals, employees, and accountants enter into a confidentiality agreement reasonably acceptable to Landlord. Such audit shall be conducted in accordance with generally accepted auditing standards of the AICPA. Tenant shall deliver to Landlord a copy of the results of such audit within five (5) days of its receipt by Tenant. If Tenant's audit reveals that Landlord's calculation of additional rent is in error, the corrected amount shall be paid by Tenant to Landlord within ten (10) days after the completion of the audit, or if Tenant has already paid the additional rent, the overpayment will be promptly refunded to Tenant or credited to the next payment of rent due under this Lease. Notwithstanding anything to the contrary in this Section, in the event that any such audit reveals that Landlord's calculation of Operating Expenses was inaccurate by three percent (3%) or more per calendar year, Landlord, not Tenant, shall pay for the reasonable audit expenses incurred by Tenant up to Seven Thousand and no/100 Dollars ($7,000.00) provided Tenant presents to Landlord detailed statements and paid receipts for such services. Landlord shall pay said expenses within thirty (30) days of Landlord's receipt of the documentation required under this subsection (f).

       6. ADDITIONAL RENT/LATE FEES. All payments required to be made by Tenant pursuant to this Lease shall be deemed rent for the Premises, whether or not expressly characterized as rent, the nonpayment of which shall entitle Landlord to exercise all such rights and remedies as are herein provided in the case of the nonpayment of Base Rent. Notwithstanding any dispute which may arise in connection with the computation or estimate of any amount due under this Lease, Tenant shall be obligated to pay the amount specified by Landlord without set-off or deduction pending the resolution of any dispute. The agreements of Tenant to pay Base Rent, increases in Operating Expenses, and other charges pursuant to this Lease constitute covenants of Tenant, which covenants are independent of all other covenants or obligations of either party hereunder, and Tenant hereby irrevocably waives any claim or defense of offset, deduction, withholding, and waives any notice or demand in excess of notices otherwise provided in this Lease, with respect to the performance (or default in performance) of Tenant's covenants to pay Base Rent and such other charges. In the event any installment of rent is not paid within five (5) days of the date when due and payable (regardless of any

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notice period provided in Section 26(a)(i) of this Lease), Tenant shall pay a late charge of four percent (4%) of the delinquent amount.

       7. USE. Tenant shall use and occupy the Premises solely for general office purposes and incidental purposes specifically related to the computer and telecommunications business conducted by Tenant provided such uses do not violate Section 17 of this Lease and for no other use or purpose without the prior written consent of Landlord. Tenant represents and warrants that it is not, and will not operate the Premises as, a place of public accommodation for the purposes of the Americans with Disabilities Act (the "ADA"), as it may be amended from time to time. Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or other tenants of the Complex or for any purpose prohibited in the rules and regulations promulgated by Landlord. Tenant acknowledges that a use which attracts a large number of people, such as an employment agency or public defender's office, would cause unreasonable annoyance to Landlord. If any present or future law, ordinance, regulation or order requires an occupancy permit for the Premises, Tenant will obtain such permit at Tenant's own expense.

       8.     SERVICES TO BE FURNISHED BY LANDLORD.

       (a)    Landlord agrees to furnish Tenant the following services:

              i) Hot and cold water at those points of supply provided for general use of other tenants in the Complex and any pantry included within the Premises, central heat and air conditioning in season, at such temperatures and in such amounts as are considered by Landlord to be standard or as required by governmental authority; provided, however, heating and air conditioning service at times other than for Normal Business House (as hereinafter defined) shall be furnished only upon Tenant's written request to Landlord prior to 3:00 p.m. at least one (1) business day in advance of the date such usage is requested. As used herein, Normal Business Hours shall be 7:30 a.m. to 6:00 p.m. on Mondays through Fridays and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of Normal Business Holidays (as hereinafter defined). As used herein, Normal Business Holidays shall include Sundays and all legal holidays specified in the rules and regulations for the Complex. Tenant shall bear the entire cost of additional service allocable to the Premises as such costs are determined and allocated by Landlord from time to time.

              ii) Routine maintenance and electrical lighting service for all Exterior Common Areas and Service Areas in the manner and to the extent deemed by Landlord to be standard.

              iii) Janitor service, Mondays through Fridays, exclusive of Normal Business Holidays; provided, however, if Tenant's floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning

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cost attribute thereto as additional rent upon presentation of a statement therefor by Landlord. Tenant shall cooperate with Landlord's employees in the furnishing by Landlord of janitorial services at such times (including Normal Business Hours) as Landlord elects to have the necessary work performed; provided, however, that janitorial services performed by Landlord during Normal Business Hours shall be performed in such a manner as to not unreasonably interfere with Tenant's use of the Premises.

              iv) Subject to the provisions of the Section captioned "Use of Electrical Services by Tenant", facilities to provide all electrical current required by Tenant in its use and occupancy of the Premises.

              v) All standard fluorescent bulb replacement in the Premises and fluorescent and incandescent bulb replacement in the Common Areas and Service Areas.

              vi) Landlord shall provide card key access to the Complex during periods other than Normal Business Hours, and Tenant shall cooperate with Landlord in limiting the use of card keys to persons authorized by Tenant to enter the Complex. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damages done by unauthorized persons on the Premises, nor shall Landlord be required to insure against any such losses. Tenant shall cooperate fully in Landlord's efforts to maintain security in the Complex and shall follow all rules and regulations promulgated by Landlord with respect thereto.

       b) The failure by Landlord to any extent to furnish or the interruption or termination of these defined services in whole or in part, resulting from causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Tenant shall have no claim for offset or abatement of rent or damages on account of interruption in service occasioned thereby or resulting therefrom. Notwithstanding the foregoing, in the event there shall be an interruption or cessation of the building's elevator service, electricity service, or HVAC service in the manner required to be provided by Landlord under this Lease, which shall materially interfere with Tenant's use and enjoyment of all or substantially all of the Premises (a "Service Interruption"), and (i) if such Service Interruption shall continue for at least ten (10) consecutive business days following receipt by Landlord of written notice from Tenant describing such Service Interruption (the "Service Interruption Notice"), (ii) if such Service Interruption shall not have been caused, in whole or in part, by any act, omission or negligence of Tenant or of Tenant's agents, employees, contractors or visitors, and (iii) if such Service Interruption shall not have been caused in whole or in part by a fire or other casualty or an event of force majeure as described in Section 42(j) of this Lease (a Service Interruption that satisfies all of the foregoing conditions being referred to hereinafter as a "Material Service Interruption"), then as Tenant's sole and exclusive remedy in connection with such Material Service Interruption, Landlord shall abate the Base Rent and all additional rent in the same proportion as the portion of the Premises affected by the Material Service Interruption bears to the entire Premises for the period which shall begin on the commencement of such Material Service Interruption and which shall end on the day such Material Service Interruption shall cease. Landlord, however, shall have no obligation to provide such an abatement if Tenant's personnel are occupying the Premises or the affected portion thereof during the period of the Material Service Interruption.

       9.     IMPROVEMENTS.

       (a) Tenant has inspected the Premises and accepts the Premises "as is". Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the Premises except as set forth in Exhibit B or as otherwise provided in this Lease. All installations and improvements now or hereafter placed on the Premises shall be for Tenant's account and at Tenant's cost (and Tenant shall pay ad valorem taxes and increased insurance thereon or attributable thereto), which cost shall be payable by Tenant to Landlord in advance as additional rent.

       (b) Tenant will not make or permit anyone to make any alterations, decorations, additions or improvements, structural or otherwise, in or to the Premises or the Complex, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. When granting its consent, Landlord may impose any reasonable conditions it deems appropriate, including, without limitation, the approval of plans and specifications, approval of the contractor or other persons to perform the work, and the obtaining of specified insurance. All improvements permitted by Landlord must be performed by bonded contractors and must conform to all rules and regulations established from time to time by the Board of Fire Underwriters having jurisdiction or similar body exercising similar functions and to all laws, regulations and requirements of the federal, Virginia and Fairfax County governments. Tenant shall obtain and deliver to Landlord written unconditional waivers or releases of mechanic's and materialmen's liens against the Complex and the land upon which it is situated from all contractors, subcontractors, architects, engineers, laborers and material suppliers for all work, labor and services performed and material furnished in connection with improvements to the Premises. Any alterations, decorations, additions or improvements to the Premises, other than those made by Landlord pursuant to Exhibit B, shall be conducted on behalf of Tenant and not on behalf of Landlord, and Tenant shall not be deemed to be the agent of Landlord. In the event Landlord shall give its written consent to the making of any improvements to the Premises, such written consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises, the Complex, or the land upon which it is situated to any mechanic's or materialmen's liens which may be filed in connection therewith. Tenant shall supply Landlord with as-built plans showing all improvements by Tenant to the Premises or the Complex promptly upon completion of each such improvement. Except as otherwise expressly provided in this Lease, Landlord shall not be required to make any repairs to the Premises.

      10. MECHANIC'S LIENS. Tenant will not suffer or permit any mechanic's lien or liens to be placed upon the Premises or the Complex arising out of any work contracted for or authorized by Tenant in respect to the Premises. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanics' or other liens against the Premises. In the event any such lien is attached to the Complex or Tenant's interest in the Premises, Tenant shall immediately cause same to be released or bonded off, and if Tenant fails to do so, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any costs and expenses incurred by Landlord for any of the aforesaid purposes shall be paid by Tenant to Landlord on demand as additional rent.

      11. CARE OF THE PREMISES BY TENANT. Tenant agrees not to commit or allow any waste to be committed on any portion of the Premises and at the termination of this Lease to deliver up the Premises to Landlord in as good condition as at the date of the commencement of the Lease Term, ordinary wear and tear and insured casualty losses excepted. Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system or electrical system of the Premises or the Complex, without first obtaining the prior written consent of the Landlord. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Complex or to any space therein to such a degree as to be objectionable to Landlord or to any tenant in the Complex shall be installed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord.

      12. REPAIRS BY TENANT. Tenant covenants and agrees with Landlord, at Tenant's own cost and expense, to repair or replace any damage done to the Premises or the Complex, or any part thereof, caused by Tenant or Tenant's agents, employees, or invitees. Such repairs shall restore the Premises or the Complex to the condition existing prior to such damage and shall be effected in compliance with all applicable laws; provided, however, if Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make repairs or replacements, and Tenant shall pay the cost thereof to Landlord on demand as additional rent. All improvements to the Premises or the Complex made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the end of the Lease Term. Notwithstanding the foregoing, (i) if Tenant is not in default under this Lease, Tenant shall have the right to remove, prior to the expiration of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises solely at the expense of Tenant and (ii) Landlord shall have the right to require Tenant, at the end of the Lease Term, to remove all tenant improvements and fixtures installed by Tenant in the Phase I Space and the Phase II Space after the Phase I Commencement Date and the Phase II Commencement, respectively, at the sole cost of Tenant. Notwithstanding the foregoing, if

Tenant so requests, Landlord will state in writing at the time of Landlord's approval of Tenant's proposed improvements to the Premises, which improvements Landlord will not require Tenant to remove at the expiration or earlier termination of this Lease. In the event that Landlord elects to require Tenant to remove improvements installed by Tenant, and Tenant fails to remove such improvements, Landlord may remove them at Tenant's cost, and Tenant shall pay Landlord on demand the cost of restoring the Premises to their condition prior to the installation of such improvements.

      13.    SIGNAGE AND WINDOW TREATMENTS.

      (a) No sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or the interior of the Complex except on the directories and the doors of offices and such other areas as are designated by Landlord, and then only in such place, number, size, color and style as are approved by Landlord. All of Tenant's signs that are approved by Landlord shall be installed by Landlord at Tenant's cost and expense. Tenant shall reimburse Landlord for such amount upon written demand from Landlord and such sum shall be considered additional rent hereunder. The color and fabric of the lining of all drapes (or if unlined, the draperies themselves) which Tenant desires to place on exterior windows or openings of the Building must be approved by Landlord prior to the installation thereof so that a uniform color and appearance may be preserved from the exterior of the Complex. Landlord agrees to furnish a directory of the names and locations of its tenants and to install and maintain the same at a convenient location in the lobby of each building in the Complex. The initial listing of the name and room number of Tenant shall be furnished without charge. The listings of additional names or room numbers and changes or revisions of listings shall be made by Landlord at the cost of Tenant. If any sign, advertisement or notice that has not been approved by Landlord is exhibited or installed by Tenant, Landlord shall have the right to remove the same at Tenant's expense. Landlord reserves the right to affix, install and display signs, advertisements and notices on any part of the exterior or interior of the Complex except the Premises.

      (b) Subject to the rights of Rafie and Associates/The Guardian ("Rafie"), a tenant in the Building, Tenant shall have the nonexclusive right to install an exterior sign on the top spandrel of the Building provided (i) Tenant expands the Premises in the Building to a size larger than 20,914 square feet of Net Rentable Area and (ii) Tenant is leasing and is actually occupying the largest amount of Net Rentable Area in the Building. For purposes of this subsection (b), in determining the amount of square feet of Net Rentable Area leased by Tenant in the Building, no portion of the Premises subject to an assignment or sublet will be included. The location and specification of said sign or any changes thereto after the sign is installed are subject to Landlord's prior written consent, it being understood that Landlord may withhold its consent if in Landlord's judgment, such sign is aesthetically inconsistent with the character of the Complex. The sign must be no longer than one hundred fifteen (115) feet with letters not exceeding four (4) feet in height. If at any time Tenant no longer satisfies the criteria in subsections
(i) and (ii) above, Landlord may require Tenant to remove the exterior sign at Tenant's sole cost and expense. Any sign installed pursuant to this subsection
(b) shall be installed and maintained and, upon the expiration or earlier termination of this Lease, shall be removed, at Tenant's sole cost and expense. Upon the removal of the sign, Tenant shall restore the Building to the condition that existed prior to the installation of the sign. The sign shall comply with all applicable laws and ordinances, and any permits therefor shall be obtained by Tenant at Tenant's expense.

      (c) In the event Landlord offers any tenant (other than Rafie) occupying a single floor or less in the Building the right to install an exterior sign on the top spandrel of the Building, Landlord shall first give Tenant written notice of such offer, and if Tenant does not then satisfy criteria (i) and (ii) in subsection (b) above and has not assigned or sublet any portion of the Premises, Tenant shall have the prior right to install such a sign provided Tenant gives Landlord written notice no later than five (5) business days after Tenant's receipt of Landlord's notice. If Tenant does not install its sign within one hundred twenty (120) days after exercising its right to do so, Landlord may offer the exterior signage right to any other tenants in the Building and Tenant's rights under this subsection (c) shall be of no further force and effect. Landlord will provide good faith responses to Tenant's requests regarding the rights of other tenants occupying a single floor or less to install a sign on the spandrel.

      14. USE OF ELECTRICAL SERVICES BY TENANT. Tenant's use of electrical services furnished by Landlord shall be subject to the following:

             i) Tenant's electrical equipment shall be restricted to that equipment which individually does not have a rated capacity greater than .5 kilowatts per hour and/or require voltage other than 120/208 volts, single phase. Collectively, Tenant's equipment shall not have an electrical design load greater than an average of 2 watts per square foot.

             ii) Tenant's lighting shall not have a design load greater than an average of 2 watts per square foot.

             iii) Landlord shall be entitled to enter the Premises to perform an audit or survey of electrical use thereon from time to time. Tenant's consumption of electrical services shall not exceed either the rated capacities and/or design loads set forth in subsections (i) and (ii) above nor shall it generate heat in excess of that which Landlord's air conditioning system is designed to handle. In the event that Tenant elects to add equipment and/or lighting to the Premises that will cause Tenant's consumption of electrical services to exceed either the rated capacities and/or design loads set forth in subsections (i) and (ii) above or that will generate heat in excess of that which Landlord's air conditioning system is designed to handle, Tenant shall obtain Landlord's prior written approval of such equipment and/or lighting subject to the following:


                    (1) Tenant shall pay for all costs of installation and maintenance of submeters, wiring, additional air conditioning systems and other items required by Landlord, in Landlord's discretion, to accommodate Tenant's excess design loads and capacities or heat production.

                    (2) Tenant shall pay to Landlord, upon demand, the cost of the excess demand and consumption of electrical service at rates determined by Landlord (which rates shall be in accordance with any applicable laws) as well as all costs of operating additional air conditioning systems deemed necessary by Landlord on account of Tenant's excess consumption.


                    (3) Landlord may, at its option, upon not less than thirty (30) days' prior written notice to Tenant, discontinue the availability of any or all utility service and in such event Tenant shall contract directly with such public utility for the supplying of such additional utility service to the Premises.

Landlord hereby approves the loads designed in the Space Plan and Construction Specifications attached as Exhibit B-1 to the Work Agreement and confirms that no additional costs will be incurred to provide such capacity.

      15.    PARKING.

      (a) Tenant shall have the right to use sixty-three (63) parking spaces (i.e., three spaces for each 1,000 square feet of Net Rentable Area leased) in the garage of the Complex throughout the Lease Term at no charge. All parking spaces will be unreserved except for one, which will be a reserved space reasonably close to the elevator core of the Building. However, until the Phase II Commencement Date, Tenant shall have the right to use only forty (40) of said sixty-three (63) parking spaces. Landlord may, in its sole and absolute discretion, designate parking areas within the Complex for Tenant and Tenant's agents and employees. In the event that Tenant, its agents and employees park in locations other than those assigned to Tenant, Landlord reserves the right to charge Tenant a fee of Twenty-Five and no/100 Dollars ($25.00) per day, which fee is subject to increase from time to time at Landlord's sole option, for each such occurrence in addition to towing such cars at Tenant's expense. Cars not parked according to the rules and regulations promulgated by Landlord may be towed at the owner's expense.

      (b) Use of the parking facilities serving the Complex is at the sole risk of the users of such facilities, and Landlord assumes no liability for personal injury, theft or property damage, or any other loss occurring during, as a result of, or in connection with such use. Landlord shall have no liability whatsoever to Tenant or any other person (including, without limitation, Tenant's agents, employees, invitees, guests, clients, or customers) for any property damage to vehicles or their contents and/or personal injury which might occur as a result of or in connection with the parking of vehicles in or about the Complex. Tenant shall indemnify and hold Landlord harmless from and against any and all costs, claims, causes of action, and expenses (including reasonable attorneys' fees) which Landlord may incur in connection with condition of the Premises and all machinery, equipment and furnishings therein. Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, including reasonable attorneys' fees, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Section. Landlord represents and warrants that the tenant improvements to be constructed by Landlord pursuant to Exhibit B attached hereto will comply with the ADA and all other applicable laws, ordinances, regulations, and orders as of the date Landlord delivers possession of the Phase I Space and the Phase II Space to Tenant. Landlord shall comply with such laws, ordinances, regulations and orders concerning (i) the use, occupancy and condition of the Common Areas and Exterior Common Areas of the Complex, (ii) the condition and maintenance of the structure of the Complex and (iii) the operation, maintenance, and repair of the mechanical, electrical, and plumbing systems (including, without limitation, the HVAC and life safety systems) serving the entire Complex. It is expressly understood that if any present or future law, ordinance, regulation or order requires an occupancy permit for the Premises, Tenant will obtain such permit at Tenant's own expense; however, the nonresidential use permit(s) to be obtained in connection with the improvements constructed by Landlord pursuant to the Work Agreement attached hereto as Exhibit B shall be obtained by Landlord at Landlord's expense.

          18. ENTRY BY LANDLORD. Upon reasonable oral notice to Tenant, Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all-reasonable hours (and in emergencies at all times) to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants, or insurers, to clean or make repairs, alterations or additions thereto, and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof. Tenant agrees to cooperate with Landlord in event of emergencies, including, without limitation, evacuation at Landlord's oral request in the event of any situation deemed by Landlord as an emergency.

          19. ASSIGNMENT AND SUBLETTING.
              -------------------------

          (a) Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or its interest therein, or sublet, rent or permit anyone to occupy the Premises, or any part thereof, without giving Landlord fifteen (15) business days' prior written notice of Tenant's intention to assign or sublet the Premises and obtaining the prior written consent of Landlord. Landlord shall not withhold or delay its consent to any assignment of this Lease or a sublease of the Premises if all of the following conditions have been satisfied: (i) Tenant shall have demonstrated, to Landlord's satisfaction, that the use of the Premises shall comply with the terms of this Lease and that, in the case of an assignment, the credit-worthiness of the assignee is comparable to that of other tenants in the Complex for similar leases in space of similar size or quality;
(ii) the form and content of any assignment or sublease documents shall have been reasonably approved by Landlord and its counsel; (iii) Tenant shall have reimbursed Landlord for any reasonable attorneys' fees and expenses incurred by Landlord in connection with such assignment or sublease; and (iv) the assignee or subtenant is not a tenant in the Complex unless Landlord confirms that there is no prime office space available. Notwithstanding anything to the contrary in this Lease, Landlord may condition its consent to a proposed assignment upon

Tenant's execution and delivery of a guaranty in a form acceptable to Landlord and its counsel of the monetary performance by the proposed assignee of its financial obligations under this Lease. If Landlord denies consent to an assignment solely because of the credit-worthiness of the assignee and there has been no deterioration in the credit-worthiness of Tenant since the date of this Lease, Tenant may satisfy such condition by posting a security deposit and/or providing a lease guaranty acceptable to Landlord. No assignment or transfer of this Lease or the right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord. The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, nor shall the collection or acceptance of rent from any assignee, subtenant or occupant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease. Landlord's consent to any assignment or subletting shall not be construed as relieving Tenant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment or subletting. If an Event of Default has occurred and is continuing, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord. Tenant shall pay to Landlord a Five Hundred Dollar ($500.00) processing fee as well as expenses (including reasonable attorneys' fees) incurred by Landlord in connection with Tenant's request for Landlord to give its consent to any assignment, subletting, occupancy or mortgage, whether or not Landlord consents thereto.

          (b) If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling or majority interest in Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of subsection (a) above. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer (whether by way of one or more sales or transfers) of a controlling or majority interest of the capital stock of Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Section. However, the preceding sentence shall not apply to corporations the stock of which is traded through a national or regional exchange or over-the-counter.

          (c) If Tenant desires to assign or sublet more than fifty percent (50%) of the rentable area of the Premises (i.e., 50% in the aggregate including any prior or simultaneously assigned or subleased space), Landlord shall have the option to terminate this Lease with regard to that portion of the Premises that Tenant desires to assign or sublet and, in addition, Landlord shall have the option to require any existing assignees or sublessees of Tenant to attorn to Landlord. Landlord may exercise the option by giving Tenant written notice within thirty (30) days after Landlord has received Tenant's written notice of intention to assign or sublet pursuant to this Section. The effective date of termination shall be mutually agreed upon by Landlord and Tenant, and, if they cannot agree upon a termination date, the termination date will be ninety (90) days from the date Landlord received the notice that Tenant desires to assign or sublet more than fifty percent (50%) of the rentable area of the Premises. Upon termination, all of the rights and obligations of Landlord and Tenant under the terms of this Lease shall be terminated with regard only to that portion of the rentable area of the Premises which Tenant notified Landlord that Tenant desires to assign or sublet, except the obligation of Tenant to pay rent and all other charges that accrue to the date of termination. The options of Landlord under this Section shall apply to each assignment or sublease by Tenant and a waiver by Landlord as to one assignment or sublease shall not affect any subsequent assignment or sublease.

          (d) If Tenant desires to assign or sublet the whole or a part of the Premises, Landlord may condition its consent to the subletting or assignment on the requirement that fifty percent (50%) of the net profit derived by Tenant from the assignment or subletting shall be paid by Tenant to Landlord as additional rent. Net profit shall be deemed to mean the net proceeds received by Tenant from any subletting or assignment less brokerage and other expenses incurred in making the assignment or sublease amortized, however, over the term of the assignment or sublease, said net profit to be paid monthly to Landlord by Tenant at the times that the subrent or assignment charge is paid by the subtenant or assignee to Tenant and as and when the same is received by Tenant. Tenant expressly waives any right that it may have to retain such excess pursuant to the provisions of Section 365(f) of the Bankruptcy Code.

          20. INSURANCE.
              ---------

          (a) Throughout the Lease Term, Tenant shall obtain and maintain commercial general liability insurance on an occurrence basis protecting against any liability occasioned by any occurrence on or about the Premises and containing contractual liability coverage. Such insurance shall be initially in minimum amounts of Two Million Dollars ($2,000,000) per occurrence and shall be for a minimum term of one (1) year.

          (b) Throughout the Lease Term, Tenant shall also obtain and maintain throughout the Lease Term insurance coverage for all risks and perils as customarily provided by insurance companies to insure against damage to or loss of the contents of the Premises, including, without limitation, alterations, decorations, or improvements to the Premises previously made by Tenant or any trade fixtures, furnishings, equipment or personal property belonging to Tenant. Such policy shall be for the full insurable value of such property and shall not be subject to a deductible in excess of $10,000.

          (c) Each of said policies of insurance shall name Landlord and Landlord's managing agent as an additional insured, and if requested by the holder of any mortgage or deed of trust against the Complex, the public liability policy referred to above shall also name such holder as an additional insured. Each policy shall contain an endorsement which provides that no cancellation or reduction of coverage may be made without first giving Landlord and, if named as an additional insured, the holder of any mortgage or deed of trust on the Complex, at least thirty (30) days' prior written notice of such proposed action. All of Tenant's insurance required under this Lease shall be written as primary policy coverage and not contributing with or in excess of any coverage which Landlord may carry. All insurance policies required from Tenant under this Lease shall be issued by insurance companies licensed to do business in the jurisdiction wherein the Complex is located with a financial rating of at least an A:XII as rated in the most recent edition of Best Insurance Reports and in business for the past five (5) years.

On or before the Phase I Commencement Date, and thereafter not less than fifteen
(15) days prior to the expiration dates of said policy or policies, Tenant shall provide copies of policies or certificates of insurance (ACORD 27) evidencing the coverages required by this Section. The aforesaid insurance limits may be reasonably increased from time to time by Landlord.

          (d) Throughout the Lease Term, Landlord shall obtain and maintain (i) insurance against all risks of physical loss or damage to the Complex and (ii) comprehensive liability insurance on an "occurrence basis" against claims or damages of death, bodily injury, or property damage occurring in or about the Complex. All insurance maintained by Landlord shall be in amounts deemed reasonable and prudent for a first-class office building in the Tyson's Corner business district.

          (e) Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Complex of which the Premises are a part, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause(s) which may be insured against under the terms of insurance policies properly endorsed, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, or employees, and without regard to whether any such policies are maintained, and without regard to the amount of any deductibles. The provisions of this Section are conditioned upon the ability of Landlord and Tenant to each obtain endorsements, at no additional cost, to their property insurance with respect to the Complex consistent with this Section. Each property insurance policy shall also provide that the policy shall not be invalidated in the event that the insured waives, in writing prior to a loss, any or all rights of recovery against any party for losses covered by such policy. If Tenant is unable to obtain the provisions set forth herein from its property insurance company, Tenant shall name Landlord as an insured on Tenant's property insurance policy.

          21. PROPERTY TAXES. Landlord agrees to pay all Real Estate Taxes, and increases in Real Estate Taxes shall be passed through to Tenant as Operating Expenses to be paid in accordance with the terms of this Lease. Tenant shall be liable for all taxes levied against personal property and trade fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable under this Section are levied against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of the Complex is increased by inclusion of personal property and trade fixtures placed by Tenant in the Premises and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand as additional rent that part of such taxes for which Tenant is primarily liable hereunder.

          22. MUTUAL INDEMNIFICATION. Subject to the waiver of claims set forth in Section 20(e) of this Lease, Tenant shall indemnify and hold Landlord and Landlord's agents and its and their officers, directors, and employees, harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees) suffered by or claimed against Landlord and Landlord's agents and its and their officers, directors, and employees, directly or indirectly, based on, arising out of or resulting from (i) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein, (ii) any negligent act or omission by Tenant or its employees, agents or invitees, or
(iii) any breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease. Subject to the waiver of claims set forth in Section 20(e) of this Lease, Landlord shall indemnify and hold Tenant and Tenant's agents and its and their officers, directors and employees harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees) suffered by or claimed against Tenant and Tenant's agents and its and their officers, directors, members, and employees to the extent directly or indirectly, based on, arising out of or resulting from (i) any negligent act or omission by Landlord or its employees, agents or invitees, in the operation of the Complex; (ii) latent defects in the Complex; or (iii) any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease.

       23. CASUALTY DAMAGE. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Complex shall be so damaged that substantial alteration or reconstruction of the Complex shall, in Landlord's reasonable opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event any mortgagee of Landlord's should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt and not to reconstruction of the Complex, or in the event of any material uninsured loss to the Complex for which Landlord is not required to insure under the terms of this Lease, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage. In furtherance of the foregoing, but not in limitation thereof, if the repairs and restoration of the Premises cannot be completed within one hundred fifty (150) days after the occurrence of such damage (taking into account the time needed for removal of debris, preparation of plans and issuance of all required governmental permits), Landlord and Tenant shall have the right, at the option of either, to terminate this Lease as described in the following sentences. Within forty-five (45) days after the occurrence of such damage, Landlord shall provide reasonable assurances to Tenant that such repairs and restoration can be substantially completed within one hundred fifty (150) days of the occurrence of the damage and that Landlord intends to perform such repairs and restoration. If Landlord so informs Tenant that such repairs and restoration can be completed within such time, this Lease shall continue and Landlord shall use its reasonable best efforts to complete said repairs and restoration within said 150-day period. If Landlord fails to provide such assurances, then Tenant shall have the right to notify Landlord within fifteen (15) days that it is terminating this Lease. If the restoration of the Premises is not substantially completed within said 150-day period due to no fault of Tenant, Tenant shall have the right to terminate this Lease by giving notice to Landlord no later than the second business day following the end of said 150-day period. If this Lease is terminated pursuant to the preceding sentences, all rent payable hereunder shall be apportioned and paid to the date of the occurrence of such damage. If this Lease is not terminated, Landlord shall, following settlement of Landlord's insurance claims, promptly commence and proceed with reasonable diligence to restore the Premises and the Complex to substantially the same condition in which they were immediately prior to the happening of the casualty, except that Landlord's obligation to restore shall not exceed the scope of the work required to be done at Landlord's expense in originally constructing the Complex and the scope of the work in the Premises as described in the Work Agreement attached hereto as Exhibit B, nor shall Landlord be required to spend an amount in excess of the deductible amount in Landlord's policy and the insurance proceeds actually received by Landlord as a result of the casualty. At such time as Landlord has completed its reconstruction obligations as above set forth, Tenant shall, at Tenant's expense, complete the restoration of the Premises. Landlord shall not be liable to Tenant for the repair or replacement of any installation made by Tenant. Repairs or replacements of installations made by Tenant or of Tenant's furniture, fixtures, equipment and contents shall be made by Tenant at its sole cost. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a pro rata diminution of rent during the time and based on the portion of the Premises that are damaged and unfit for occupancy. If the Premises or any other portion of the Complex is damaged by fire or other casualty resulting from the negligence of Tenant or any of Tenant's agents or employees, the rent hereunder shall not be diminished during the repair of such damage.

       24. CONDEMNATION. If the whole or substantially the whole of the Complex or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise or should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Complex or the Premises is taken by the condemning authority, and rent shall be prorated as of such date. If less than the whole or substantially the whole of the Complex or the Premises is thus taken or sold, Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant, in which event this Lease shall terminate as of the date when physical possession of such portion of the Complex or Premises is taken by the condemning authority. If as a result of the condemnation, a material portion of the Premises are taken and are rendered unsuitable for Tenant's business operations, Tenant may terminate this Lease by giving written notice thereof to Landlord, in which event this Lease shall terminate as of the date when physical possession of such portion of the Premises is taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the rent payable hereunder shall be diminished by a pro rata amount based on the portion of the Premises taken or sold, and Landlord shall, within a reasonable period of time following receipt of condemnation proceeds, to the extent Landlord deems feasible, promptly and diligently restore the Complex and the Premises to substantially their former condition, but such work shall not exceed the scope of work done by Landlord in originally constructing the Complex and the scope of the work in the Premises as described in the Work Agreement, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such damage. All amounts awarded upon a taking of any part or all of the Complex or the Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claim to any such compensation. However, if a portion of the award is specifically allocated to Tenant's property and moving and relocation expenses, Tenant shall be entitled to such portion of the award.

       25. DAMAGES FROM CERTAIN CAUSES. Landlord shall not be liable to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority or by any other cause beyond the reasonable control of Landlord. Nor shall Landlord be liable for any damage or inconvenience which may arise through repair or alteration of any part of the Complex or Premises except for damage caused by the gross negligence or intentional misconduct of Landlord or its agents. Except as set forth in Sections captioned "Casualty Damage" and "Condemnation" and
Section 8(b) above, the causes of loss or damage set forth in this Section shall not affect the continuation or validity of this Lease or Tenant's obligation to pay rent hereunder.

       26.    EVENTS OF DEFAULT/REMEDIES.

       (a) The following events shall be deemed to be Events of Default by Tenant under this Lease:

              i) Tenant shall fail to comply with any provision of this Lease (or any other agreement between Landlord and Tenant) requiring the payment of money and such failure shall continue for a period of five (5) days following written notice thereof from Landlord to Tenant of such default; provided, however, that in no event shall Tenant be entitled to more than two (2) such notices during any twelve (12) month period;

              ii) Tenant shall violate or fail to perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this Lease, all of which shall be deemed material and such failure shall continue for more than thirty (30) days following notice thereof from Landlord to Tenant, said thirty-day period to be increased by an additional thirty (30) days if Tenant shall have commenced and diligently proceeded to cure such default within said initial thirty-day period;

              iii) the leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant or Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition;

              iv) Tenant shall fail to move into and take possession of the Premises when the Premises are ready for occupancy in accordance with the terms hereof, or Tenant shall at any time vacate or abandon the Premises without Landlord's prior written approval; however, Landlord will not accelerate the rent due under this Lease if Tenant vacates the Premises and does not find a suitable assignee or subtenant provided Tenant continues to pay rent and is not otherwise in default under this Lease and gives thirty (30) days' advance written notice to Landlord of Tenant's intention to vacate the space;

              v) Tenant, any guarantor of this Lease ("Guarantor"), or any parent or holding company of Tenant (if Tenant is a corporation) files a petition under any section or chapter of the Title 11 of the United States Code, as amended, or under any similar existing or subsequently enacted law or statute of the United States or any State thereof, or a petition shall be filed against Tenant or any of said entities or persons under any such statute and such petition is not dismissed or vacated within ninety (90) days from the filing thereof; or

              vi) a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant or any Guarantor and such order of appointment is not dismissed or vacated within ninety (90) days from the entry of such order.

       (b) If an Event of Default shall have occurred, Landlord shall have the right, at its sole option, to terminate this Lease. With or without terminating this Lease, Landlord may re-enter and take possession of the Premises and the provisions of this Section shall operate as a notice to quit; and any other notice to quit or notice of Landlord's intention to re-enter the Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the Commonwealth of Virginia, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to the right of Landlord to recover from Tenant all rent and other sums accrued up to the time of termination or recovery of possession by Landlord, whichever is later. Whether or not this Lease is terminated by reason of Tenant's default, the Premises may be relet by Landlord for such rent and upon such terms as Landlord deems reasonable under the circumstances and, if the full rental provided herein plus the costs, expenses and damages described below shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in Base Rental and additional rent, reasonable attorneys' fees, brokerage fees, and the expenses of placing the Premises in first-class rentable condition. Any damages or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, at Landlord's option, may be deferred until the expiration of the Lease Term, in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of the Lease Term. Landlord, however, shall use reasonable efforts to mitigate its damages hereunder so long as Tenant cooperates in allowing Landlord to show the Premises to prospective tenants. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease.

       (c) All rights and remedies of Landlord set forth herein are in addition to all other rights and remedies available to Landlord at law or in equity. All rights and remedies available to Landlord hereunder, at law or in equity, are expressly declared to be cumulative. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default by Tenant hereunder or of any of Landlord's rights or remedies in connection therewith. Landlord shall not be deemed to have waived any default by Tenant hereunder unless such waiver is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

       (d) Interest shall accrue on sums due hereunder from Tenant but not paid, at the lesser of 12% per annum or the highest rate permitted by applicable law. The provisions of the Section captioned "Holding Over" shall apply with respect to the period from and after written notice to Tenant of the demand for payment.

       (e) In no event shall Tenant have the right to terminate or rescind, or to withhold, offset or deduct any amount otherwise payable under, this Lease as a result of Landlord's default of any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement hereof, whether in this Lease or elsewhere. Tenant hereby waives such remedies of termination, rescission, withholding, offset and deduction, and hereby agrees that Tenant remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the mortgagees on the Complex notice and a reasonable time to cure any default by Landlord.

       (f) In addition to all other remedies available to Landlord hereunder, upon the occurrence of an Event of Default, Landlord may make demand for and obtain an immediate judgment for all monies due and owing as rent or additional rent under the terms and conditions of this Lease from the date of default through the expiration date of the tenancy as set forth in this Lease and in addition thereto, Landlord shall be entitled to recover immediately all unamortized costs paid by Landlord as a result of the tenancy, including, without limitation, tenant improvements, leasing commissions, rent abatements, and attorneys' fees incurred in negotiating this Lease.

       27.    BANKRUPTCY OF TENANT.

       (a) If a petition is filed by, or an order for relief is entered against, Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, the election or assignment, or both, may be made only if all of the terms and conditions of subsections (b) and (c) of this Section are satisfied. If the trustee fails to elect to assume this Lease for the purpose of assigning it within sixty (60) days after trustee's appointment, this Lease will be deemed to have been rejected. Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee, and this Lease will be canceled. Landlord's right to be compensated for damages in this bankruptcy proceeding, however, shall survive.

       (b) If Tenant files a petition for reorganization under chapters 11 or 13 of the Bankruptcy Code or a proceeding that is filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a chapter 11 or 13 proceeding and Tenant's trustee or Tenant as a debtor-in-possession fails to assume this Lease within sixty (60) days from the date of the filing of the petition or the conversion, the trustee or the debtor-in-possession will be deemed to have rejected this Lease. To be effective, an election to assume this Lease must be in writing and addressed to Landlord and, in Landlord's business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:

              i) The trustee or the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this section, that:

                     (A) The trustee will cure all monetary defaults under this Lease within ten (10) days from the date of the assumption; and

                     (B) The trustee will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption.

              ii) The trustee or the debtor-in-possession has compensated Landlord, or has provided to Landlord adequate assurance, as defined in this Section, that within ten (10) days from the date of the assumption Landlord will be compensated for any pecuniary loss Landlord incurred arising from the default of Tenant, the trustee, or the debtor-in-possession as recited in Landlord's written statement of pecuniary loss sent to the trustee or the debtor-in-possession.

              iii) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under this Lease; provided, however, that the trustee or debtor-in-possession will also deposit with Landlord, as security for the timely payment of rent, an amount equal to three (3) months' Base Rent and additional rent for pass-throughs of Operating Expenses and other monetary charges accruing under this Lease.

              iv) Landlord has determined that the assumption of this Lease will not breach any provision in any other lease, mortgage, financing agreement, or other agreement by which Landlord is bound relating to the Complex.

              v) For purposes of this section, "adequate assurance" means that:

                     (A) Landlord will determine that the trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the trustee or the debtor-in-possession will have sufficient funds to fulfill Tenant's obligations under this Lease; and

                     (B) An order will have been entered segregating sufficient cash payable to Landlord and/or a valid and perfected first lien and security interest will have been granted in property of Tenant, trustee, or debtor-in-possession that is acceptable for value and kind to Landlord, to secure to Landlord the obligation of the trustee or debtor-in-possession to immediately cure any monetary or nonmonetary defaults under this Lease.

       (c) In the event that this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of subsection
(b) above and, thereafter, Tenant is either adjudicated a bankrupt or files a subsequent petition for arrangement under chapter 11 of the Bankruptcy Code, then Landlord may terminate, at its option, this Lease and all of Tenant's rights under it, by giving written notice of Landlord's election to terminate.

       (d) If the trustee or the debtor-in-possession has assumed this Lease, under the terms of subsections (a) or (b) above, to assign or to elect to assign Tenant's interest under this Lease or the estate created by that interest to any other person, that interest or estate may be assigned only if Landlord acknowledges in writing that the intended assignee has provided adequate assurance, as defined in this subsection (d), of future performance of all of the terms, covenants, and conditions of this Lease to be performed by Tenant. For the purposes of this subsection (d), adequate assurance of future performance means that Landlord has ascertained that each of the following conditions has been satisfied:

              i) The assignee has submitted a current financial statement, audited by a certified public accountant, that shows a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by the assignee of Tenant's obligation under this Lease.

              ii) If requested by Landlord, the assignee will obtain guarantees, in form and substance satisfactory to Landlord, from one or more persons who satisfy Landlord's standards of credit-worthiness.

              iii) Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit the assignment.

       (e) When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Premises, the charges will not be less than the Base Rent as defined in this Lease and other monetary obligations of Tenant for the payment of additional rent.

       (f) Neither Tenant's interest in this Lease nor any estate of Tenant created in this Lease will pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant, unless Landlord consents in writing to this transfer. Landlord's acceptance of rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the need to obtain Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without that consent.

       28.    ENVIRONMENTAL LIABILITY.

       (a) The term "Hazardous Materials" for purposes hereof shall mean (i) "hazardous wastes," as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, (ii) "hazardous substances," as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, (iii) "toxic substances," as defined by the Toxic Substances Control Act, as amended from time to time, (iv) "hazardous materials," as defined by the Hazardous Materials Transportation Act, as amended from time to time, (v) oil or other petroleum products, (f) any substances whose presence could be detrimental to the Complex or hazardous to health or the environment, and (g) any chemical, substance, materials or waste or component thereof which is now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, materials or waste or component thereof by any federal, state or local governing or regulatory body having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body, or for which any such body has adopted any requirements for the preparation or distribution of a materials safety data sheet ("MSDS").

       (b) Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release or discharge any Hazardous Materials. However, the foregoing provisions shall not prohibit the use, storage or handling within the Premises of Hazardous Materials customarily used in the operation of standard office equipment used by Tenant; provided, however, (i) such Hazardous Materials shall be used and maintained only in such quantities as are reasonably necessary for such equipment use strictly in accordance with applicable law, highest prevailing standards, and the manufacturers' instructions therefor, (ii) such Hazardous Materials shall not be disposed of, released or discharged in the Complex, and shall be transported to and from the Premises in compliance with all applicable laws, and as Landlord shall reasonably require, (iii) if any applicable law or Landlord's trash removal contractor requires that any such Hazardous Materials be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal directly with a qualified and licensed disposal company at a lawful disposal site (subject to scheduling and approval by Landlord), and (d) any remaining such Hazardous Materials shall be completely, properly and lawfully removed from the Complex upon expiration or earlier termination of this Lease.

       (c) Tenant shall promptly notify Landlord of: (i) any enforcement, cleanup or other regulatory action taken or threatened by any governmental or regulatory authority with respect to the presence of any Hazardous Materials on the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury resulting from any Hazardous Materials on the Premises, (iii) any release, discharge or nonroutine, improper or unlawful disposal or transportation of any Hazardous Materials on or from the Premises or in violation of this Section, and (iv) any matters where Tenant is required by law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials on the Premises. Landlord shall have the right (but not the obligation) to join and participate, as a party, in any legal proceedings or actions affecting the Premises initiated in connection with any environmental, health or safety law. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list, certified to be true and complete, identifying any Hazardous Materials then used, stored, or maintained upon the Premises, the use and approximate quantity of each such material, a copy of any MSDS issued by the manufacturer therefor, and such other information as Landlord may reasonably require or as may be required by law.

       (d) If any Hazardous Materials are released, discharged or disposed of by Tenant or any other occupant of the Premises, or their employees, agents, invitees or contractors, on or about the Complex in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable laws clean up, remediate and remove the Hazardous Materials from the Complex and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense (without limiting Landlord's other remedies therefor). Tenant shall indemnify and hold Landlord, Landlord's directors, officers, employees and agents harmless from and against any and all claims, demands, liabilities, losses, damages, penalties and judgments directly or indirectly arising out of or attributable to a violation of the provisions of this Section by Tenant, Tenant's occupants, employees, contractors or agents. Any clean up, remediation and removal work shall be subject to Landlord's prior written approval (except in emergencies), and shall include, without limitation, any testing, investigation, and the preparation and implementation of any remedial action plan required by any government body having jurisdiction or reasonably required by Landlord. If Landlord or any lender or governmental body arranges for any tests or studies showing that this Section has been violated, Tenant shall pay for the costs of such tests.

       (e) Landlord represents and warrants to Tenant that to the best of the knowledge of Renee T. Bergeron, Landlord's asset manager, in reliance solely upon the Phase I Environmental Site Assessment dated January 11, 1995, prepared by ATEC Associates, Inc., and without any other investigation by Landlord or inquiry of the tenants in the Complex, (A) the Complex does not contain, and there is not located on or about the Complex, any Hazardous Materials in amounts in violation of any environmental laws or ordinances; (B) no part of the Complex is currently used for the use, storage, treatment, production, manufacture, generation, transportation, release or disposal of Hazardous Materials in amounts in violation of any environmental laws or ordinances.

       (f) The provisions of this Section shall survive the expiration or earlier termination of this Lease.

       29. QUIET ENJOYMENT. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord's interest hereunder.

       30. HOLDING OVER. In the event that Tenant shall not immediately surrender the Premises on the date of the expiration of the Lease Term, Tenant shall become a tenant by the month at one and one-half times the Base Rent and all additional rent in effect during the last month of the Lease Term. Said monthly tenancy shall commence on the first day following the expiration of the Lease Term. As a monthly tenant, Tenant shall be subject to all the terms, conditions, covenants and agreements of this Lease, except as to the amount of the Base Rent, which shall be in the amount specified in this Section. Tenant shall give to Landlord at least thirty (30) days' written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days' written notice to quit the Premises, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this Section, in the event that Tenant shall hold over after the expiration of the Lease Term, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the Lease Term, then at any time prior to Landlord's acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Premises without process, or by any legal process in force in the Commonwealth of Virginia. To the extent permitted by law, Landlord may accept rent in the holdover amount and concurrently commence legal proceedings to regain possession of the Premises.

       31.    SUBORDINATION AND ATTORNMENT.

       (a) Provided Landlord obtains for the benefit of Tenant from Landlord's mortgagee or ground lessor such mortgagee's or ground lessor's standard nondisturbance agreement reasonably acceptable to Tenant, this Lease is and shall remain subject and subordinate to the lien of any and all current and future first mortgages and/or any ground leases (which term "mortgages" shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now encumber the Complex or the land on which the Complex is located, and to all and any renewals, extensions, modifications, consolidations, recastings or refinancings thereof. At any time after the execution of this Lease, the holder of any mortgage to which this Lease is subordinate shall have the right to declare this Lease to be superior to the lien of such mortgage, and Tenant agrees to execute all documents required by such holder in confirmation thereof.

       (b) In the event that Tenant should fail to execute any instrument of nondisturbance and subordination herein required to be executed by Tenant within fifteen (15) days of Landlord's demand, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest.

       (c) In the event any proceedings are brought for the foreclosure of any mortgage encumbering the Complex or the termination of any ground lease affecting the Complex, Tenant shall attorn to the purchaser at such foreclosure sale or any ground lessor, as the case may be, if requested to do so by such party, and shall recognize such party as the Landlord, under this Lease, and Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event any such foreclosure proceeding is prosecuted or completed.

       (d) Landlord represents and warrants to Tenant that Landlord owns the Complex in fee simple and as of the date of the execution and delivery of this Lease, the Complex is not encumbered by a ground lease or the lien of any mortgage or deed of trust.

       32. LANDLORD'S LIEN. Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all rent and other sums agreed to be paid by Tenant herein. The provisions of this Section relating to such lien and security interest shall constitute a security agreement under and subject to Virginia Uniform Commercial Code so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, in addition to and cumulative of Landlord's liens and rights provided by law or by the other terms and provisions of this Lease. Tenant agrees to execute as debtors such financing statement or statements as Landlord may now or hereafter request. Landlord may at its election at any time file a copy of this Lease as a financing statement.

       33. ATTORNEYS' FEES. In the event either party defaults in the performance of any of the terms of this Lease and the other party employs an attorney in connection therewith, the defaulting party agrees to pay the prevailing party's reasonable attorneys' fees.

       34. NO IMPLIED WAIVER. No provision of this Lease shall be deemed to have been waived by Landlord unless such a waiver be in writing signed by Landlord. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of rent due under this Lease shall be deemed to be other than on account of the earliest rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided. No agreement to accept a surrender of this Lease shall be valid unless in a writing signed by Landlord. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach.

       35. PERSONAL LIABILITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Complex, Tenant shall look solely to Landlord's interest in the Complex for the recovery of any judgment from Landlord, it being intended that neither Landlord nor any partner or principal of Landlord nor any other property disclosed or undisclosed of such partners or principals shall be personally liable for any judgment or deficiency.

       36.    SECURITY DEPOSIT.

       (a) The Security Deposit shall be held by Landlord as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered as advance payment of rent or a measure of Tenant's damages in case of default by Tenant. The Security Deposit shall be in the form of an unconditional and irrevocable letter of credit substantially in the form of Exhibit E attached hereto, from a federally insured bank in the Washington, D.C. metropolitan area, with a term coterminous with the Lease Term as it may be extended (or if required by such bank, in annual installments, the last of which expires no earlier than the Lease Term as it may be extended), and naming Landlord as beneficiary. Tenant may at any time substitute cash for the letter of credit.

       (b) Landlord may from time to time during the continuance of an Event of Default, without notice to Tenant, draw upon the Security Deposit (either by drawing upon the letter of credit or withdrawing cash) any amount up to the amount required to cure the Event of Default, and such draw shall be deemed to cure the Event of Default, unless Tenant fails timely to perform its obligation under the next sentence. Landlord shall promptly notify Tenant of any draw on the Security Deposit pursuant to this subsection (b), and Tenant shall, within five (5) days of its receipt of such notice, restore the Security Deposit to the required Security Deposit amount. Tenant's failure to do so shall constitute a Event of Default hereunder.

       (c) Within approximately sixty (60) days after the later of the expiration or earlier termination of the Lease Term, Landlord shall return the Security Deposit less such portion thereof as Landlord shall have used to satisfy Tenant's obligations under this Lease.

       (d) If Landlord transfers the Security Deposit to any transferee of the Complex or of Landlord's interest therein, then such transferee shall be liable to Tenant for the return of the Security Deposit. Landlord shall be released from all liability for the return of the Security Deposit provided such transferee assumes Landlord's obligations under this Lease. The holder of any mortgage shall not be liable for the return of the Security Deposit unless such holder actually receives the Security Deposit.

       (e) Tenant shall cooperate with Landlord to obtain an amendment or replacement of the letter of credit if Landlord transfers the Security Deposit to a new owner of the Building or of Landlord's interest therein or if Landlord receives notice from the issuer of the letter of credit that the letter of credit will not be renewed. In such event, Landlord may draw down the letter of credit, and the cash proceeds thereof shall be held as the Security Deposit in accordance with this Lease if Tenant does not obtain such amendment or replacement within twenty (20) days of Landlord's written request therefor. If at any time, the letter of credit is drawn down pursuant to this subsection
(e), Tenant shall not be deemed in default and may, at Tenant's option, replace the cash Security Deposit with a new letter of credit substantially in the form of Exhibit E.

       (f) Any cash deposited by Tenant as part of the Security Deposit or the cash drawn by Landlord pursuant to subsection (e) shall be deposited by Landlord in a federally insured bank. Such account shall bear interest at money market rates and the interest shall become a part of the Security Deposit. Tenant shall be responsible for any income tax due for any interest earned on the Security Deposit. Unless otherwise provided by mandatory non-waivable law or regulation, Landlord may commingle the Security Deposit with Landlord's other funds. In no event shall a cash Security Deposit be deemed to be trust funds.

       (g) Tenant hereby pledges, assigns, conveys, and transfers to Landlord a lien upon, security title to, a security interest in, and right of setoff against the Security Deposit and any other money now or hereafter deposited by Tenant with Landlord. No lien, security title, security interest, or right of setoff shall be deemed to have been waived by any act or conduct on the part of Landlord, or by any neglect to exercise such right of setoff or to enforce such lien, security title or security interest, or by any delay in so doing, and every lien, security title, security interest, and right of setoff shall continue in full force and effect until specifically waived or released by an instrument in writing executed by Landlord.

       (h) Provided no Event of Default shall have occurred during the first forty-eight (48) months of the Lease Term and if the Security Deposit has not already been reduced pursuant to subsection (i) below, the amount of the Security Deposit shall be reduced to Five Hundred Thousand Dollars ($500,000) as of the beginning of the forty-ninth (49th) month of the Lease Term, and such reduced Security Deposit shall be held by Landlord through the expiration of the Lease Term or any extension thereof in accordance with the terms of this Lease unless it is further reduced pursuant to subsection (i) below.

       (i) Provided no Event of Default shall have occurred, at such time as Tenant maintains a net worth of Five Million Dollars ($5,000,000) for twenty-four (24) consecutive months, the Security Deposit shall be reduced to the amount of the Base Rent in effect for the month immediately following the twenty-fourth (24th) month of such maintenance period. Such reduced Security Deposit shall be held by Landlord through the expiration of the Lease Term or any extension thereof in accordance with the terms of this Lease. To demonstrate that the foregoing stabilized net worth has been attained, Tenant shall provide Landlord with its audited financial statements covering the twenty-four (24) month period. The financial statements shall be prepared by a major independent certified public accounting firm in accordance with generally accepted accounting principles consistently applied. The financial statements shall demonstrate to Landlord's reasonable satisfaction that Tenant's net worth is based on, by way of example, such assets as Class A common shares and retained earnings in lieu of other assets such as convertible stock which would be convertible in a way which would reduce Net Worth. In evaluating Tenant's net worth, Landlord may request, and Tenant shall provide, balance sheets, profit and loss statements and income and expense statements with such detailed supporting schedules as Landlord may reasonably request.

       37. FINANCING REQUIREMENTS. In the event that any person, including but not limited to any bank, insurance company, university, pension or welfare fund, savings and loan association, real estate investment trust, business trust, or other financial institution providing financing for the Complex requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (i) do not adversely affect Tenant's use of the Premises as herein permitted, (ii) do not materially alter the approved architectural plans and specifications or the description of Landlord's work in Exhibit B, and (iii) do not increase the rentals and other sums required to be paid by Tenant hereunder, Landlord shall submit such required modifications to Tenant, and if Tenant does not enter into and execute a written amendment hereto incorporating such required modifications within thirty (30) days after the same have been submitted to Tenant by Landlord, Landlord shall have the right, at its sole option, (1) to cancel this Lease, (2) to sign on behalf of Tenant pursuant to a power of attorney, which is hereby expressly granted to Landlord by Tenant, or (3) to declare an Event of Default under this Lease. Such options shall be exercisable by Landlord giving Tenant written notice of the option elected. Landlord's exercise of any of the foregoing rights may not materially impair Tenant's use and enjoyment of the Premises or rights under this Lease, nor materially impair Tenant's ingress and egress to and from the Premises.

       38. ESTOPPEL CERTIFICATE. Tenant shall, at any time and from time to time, upon not less than five (5) days' prior written notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications); (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant; (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default; (iv) stating that all Tenant work has been satisfactorily completed, or if not, a list of items excepted; (v) any other certification reasonably required by Landlord; and (vi) stating the address to which notices to Tenant are to be sent. Any statement delivered by Tenant may be relied upon by any owner of the Complex or the land upon which it is situated, any prospective purchaser of the Complex or such land, or prospective mortgagee of the Complex or such land or of Landlord's interest therein, or any prospective assignee of any such mortgagee.

       39. CERTAIN RIGHTS RESERVED. Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant): (i) to change the street address and/or name of the Building and/or the Complex and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building and/or the Complex and to change the design or configuration of the Building or the Complex; (ii) to erect, use and maintain pipes and conduits in and through the Premises; and (iii) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building or the Complex. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant's use or occupancy of the Premises.

       40. RELOCATION. [intentionally omitted]

       41. BROKERS. Landlord recognizes Cassidy and Pinkard Property Services, L.L.C. (formerly known as "Americorp Realty"), and Randall H. Hagner & Company as the sole brokers procuring this Lease and shall pay said brokers a commission therefor pursuant to separate agreements between said brokers and Landlord. Landlord and Tenant each represent and warrant to the other that, except as provided above, neither of them has employed or dealt with any broker, agent, or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claims for brokerage or other commissions arising from or out of any breach of the foregoing representation and warranty by the respective indemnitor. Without limiting the foregoing, Tenant agrees to, immediately upon demand, pay and/or cause to be released of record and otherwise any lien filed against the Complex or any portion thereof by any broker or agent other than those listed above to the extent of their services provided in procuring this Lease, due to, or allegedly due to, any action of Tenant, or to post a bond with respect to such lien in an amount, and upon terms, and with a bonding entity, reasonably satisfactory to Landlord.

       42. MISCELLANEOUS.

       (a) ENTIRE AGREEMENT. This Lease contains and embodies the entire agreement of the parties hereto, and no representations, inducements, or agreements, oral or otherwise, not contained in this Lease shall be of any force or effect. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by the parties hereto.

       (b) NO REPRESENTATIONS. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises, the Building, the Complex, or the land on which the Complex is located, except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth.

       (c) AUTHORITY. Tenant represents and warrants to Landlord that (i) it is a Delaware corporation duly authorized to conduct business in the Commonwealth of Virginia and (ii) the person executing this Lease on behalf of Tenant has been duly authorized to do so.

       (d) NOTICES. Landlord is a nonresident of the Commonwealth of Virginia and has appointed Edward R. Parker, having an address at c/o CT Corporation, 5511 Staples Mill Road, Richmond, Virginia 23228, as its appointed agent to receive service of process, notices, orders or demands. All notices or other communications hereunder shall be in writing and shall be deemed duly given if
(i) delivered in person with a signed receipt therefor, (ii) sent by a nationally recognized overnight delivery service, such as FedEx, with delivery fees prepaid or billed to sender, or (iii) sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses:
(A) if to Landlord, at SSR Realty Advisors, Inc. (formerly known as MetLife Realty Group, Inc.), One North Broadway, Suite 500, White Plains, New York 10601, with copy to Cassidy & Pinkard Property Services, L.L.C., American Center, 8300 Boone Blvd., Suite 100, Vienna, Virginia 22182; (B) if to Tenant, before occupancy, at c/o Asghar D. Mostafa, 10026 Scenic View Terrace, Vienna, Virginia 22182, and after occupancy at the Premises. Either party may change its address for the giving of notices by notice given in accordance with this Section.

       (e) TRANSFERS BY LANDLORD. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Complex and property referred to herein, and in such event and upon such transfer, Landlord shall be released from any further obligations hereunder. It shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors in interest, or between the parties and the transferee of the Complex or of the land on which the Complex is located that the transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

       (f) SEVERABILITY. If any term of provision of this Lease, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

       (g) CALENDAR DAYS/(BUSINESS DAYS. As used in this Lease and the exhibits hereto, all references to "days" shall be calendar days unless business days are specified.

       (h) SUCCESSORS AND ASSIGNS. The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns, subject to the provisions hereof prohibiting or restricting assignment or subletting by Tenant. If more than one person is liable under this Lease, the liability of such persons shall be joint and several.

       (i) RECORDATION. Tenant agrees not to record this Lease or any memorandum or copy thereof.

       (j) FORCE MAJEURE. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, unusually severe weather, shortages of labor or materials, acts of war or civil disobedience, the act or failure to act of any public service or utility provider, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord.

       (k) TIME OF PERFORMANCE. Except as expressly otherwise herein provided, with respect to all required acts of Landlord and Tenant, time is of the essence in this Lease.

       (l) NO PARTNERSHIP. Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

       (m) EFFECT OF DELIVERY OF THIS LEASE. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or option. This Lease shall not be effective until a copy executed by both Landlord and Tenant is delivered to and accepted by Landlord.

       (n) CONSTRUCTION. Tenant acknowledges that Tenant and its representatives have participated in the negotiation and drafting of this Lease. This Lease shall not be construed more strictly against Landlord on the grounds that this Lease has been prepared by Landlord and/or its counsel.

       (o) COUNTERPARTS. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

       (p) HEADINGS. Section headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease.

       (q) EXHIBITS. The Exhibits attached hereto (including, without limitation, the Work Agreement attached hereto as Exhibit B) are incorporated herein and made a part of this Lease for all purposes.

       (r) WAIVER OF JURY TRIAL. Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other in connection with any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and/or any claim or injury or damage.

       (s) CONSENT TO JURISDICTION AND FORUM. Any litigation in connection with, or arising out of, this Lease shall be brought in the state or federal courts for the County of Fairfax, Virginia. Landlord and Tenant hereby consent to such court's exercise of personal jurisdiction over them. Tenant irrevocably appoints Michael M. Mannix, Esquire, having an address at Stauffer, Mannix, Rommel, Decker and Delany, 8300 Greensboro Drive, McLean, Virginia 22102, as Tenant's agent for receipt of service of process on Tenant's behalf in connection with any suit, writ, attachment, execution or discovery or supplementary proceedings in connection with the enforcement of this Lease. Service shall be effected by any means permitted by the court in which any action is filed, or, at Landlord's option, by mailing process, postage prepaid, by certified mail, return receipt requested, either to Tenant's agent at the foregoing address or to Tenant at Tenant's address set forth in the Section captioned "Notices". Service shall be deemed effective upon receipt. Tenant may designate a change of address or agent for purposes of this Section by written notice to Landlord in accordance with the provisions of the Section captioned "Notices" at least ten (10) days before such change of address or agent is to become effective.

          (t) GOVERNING LAW. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the Commonwealth of Virginia.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

                                     TENANT:

WITNESS or ATTEST:                   ADVANCED SWITCHING COMMUNICATIONS, INC.,
                                      a Delaware corporation

    [SIG]                          By:  /s/ ASGHAR D. MOSTAFA [SEAL]
--------------                         ----------------------
                                       Asghar D. Mostafa
                                       President and CEO

                                     LANDLORD:

WITNESS or ATTEST:                   MET LIFE INTERNATIONAL REAL ESTATE EQUITY
                                     SHARES, INC.,
                                      a Delaware corporation

    [SIG]                          By:  T. ANDREW BEHYMER    [SEAL]
---------------                        ---------------------
                                       Name:  T. Andrew Behymer
                                       Title: Vice President

                             AMERICAN CENTER LEASE

                                LIST OF EXHIBITS

 EXHIBIT A           -        Outline of Demised Premises

 EXHIBIT B           -        Work Agreement

 EXHIBIT C           -        Declaration of Commencement Date

 EXHIBIT D           -        Rules & Regulations

 EXHIBIT E           -        Form of Letter of Credit

                                    EXHIBIT A
                          Outline of Demised Premises

                                    EXHIBIT B
                                 WORK AGREEMENT

       This Work Agreement governs the terms and conditions for the design and reconstruction of the existing tenant improvements for Tenant's use (the "Tenant Improvements") and the Schedule of Responsibilities (as hereinafter defined) for Landlord and Tenant to complete the Tenant Improvements.

       Unless otherwise specifically provided in this Work Agreement, all capitalized terms in this Work Agreement shall have the meanings ascribed thereto in the Lease. This Work Agreement is incorporated by reference into the Lease. In the event of any inconsistencies between this Work Agreement and other terms of the Lease, the terms of this Work Agreement shall control and take precedence.

       1. SPACE PLAN. Attached hereto is as Exhibit B-1 and made a part hereof by this reference are the Space Plan and Construction Specifications (collectively, the "Space Plan") prepared by The M Group and approved by Tenant and Landlord for the Tenant Improvements for the renovation of the Phase I Space and the Phase II Space.

       2. EXISTING CONDITION OF THE PREMISES. Tenant acknowledges that Tenant has thoroughly inspected the Premises. In preparing the Space Plan, Tenant has taken into account the condition of the Premises as of the date of the Lease and accepts the Premises in their "as is" condition, except latent defects.

       3. TURN-KEY CONSTRUCTION.

       (a) Landlord shall construct the Tenant Improvements shown on the Space Plan on a turn-key basis (including payment for the Space Plan, Working Drawings (as hereinafter defined), and building permits) at no charge to Tenant. The Space Plan includes allowances (the "Allowances") for certain fixtures and materials and the related labor costs that will be provided as part of the Tenant Improvements.

       (b) In the event Tenant elects to improve the Premises with materials the quality or quantity of which is in excess of the Allowances for such materials specified in the Space Plan and such materials and/or the additional labor required will result in a higher cost to Landlord, the cost of such improvements (the "Excess Improvements") shall be a Tenant Cost (as hereinafter defined). Tenant shall not be entitled to any credit in the event Tenant elects to use materials the quantity or cost of which is less than the Allowances therefor.

       (c) Tenant shall incur no cost for the Tenant Improvements provided that none of the Allowances are exceeded, there are no Excess Improvements, and there are no Tenant Delays (as hereinafter defined). Tenant shall not be allowed any credit for unused Allowances.

       (d) Any amount that Tenant is required to pay under this Agreement shall be referred to as a "Tenant Cost". Any Tenant Costs shall be deemed rent under the Lease. Landlord may reasonably estimate Tenant Costs in advance, in which case, Tenant shall deposit such estimated amount with Landlord. If such estimated amount exceeds the actual amount of the Tenant Costs, Tenant shall receive a refund of the difference. If the actual amount shall exceed the estimated amount, Tenant shall pay the difference to Landlord within ten (10) days after receipt of an invoice therefor from Landlord.

       4. WORKING DRAWINGS.

       (a) Working drawings (the "Working Drawings") for the Tenant Improvements shall comprise the final architectural, mechanical and electrical plans and specifications approved by Landlord and Tenant, which shall be the basis for performance of all work in the Premises herein contemplated. Except as described below, the Working Drawings shall be at 1/8" = 1' scale and will include architectural and engineering drawings and specifications as well as notes necessary for pricing, permits and construction and calculations of quantities of items. Working Drawings will include but not be limited to the following, if applicable:

       (i)    partition plan at 1/8" scale;

       (ii)   reflected ceiling and lighting plan;

       (iii)  electrical and telephone outlet plan;

       (iv)   mechanical and plumbing plan;

       (v)    finish and color schedule;

       (vi) door and hardware schedule including jamb details at 1-1/2" scale for doors and/or jambs if required; and

       (vii) all other architectural and engineering detail drawings and specifications reasonably necessary to accomplish the work including detailed representation and/or elevations of all special conditions at 1-1/2" scale.

       (b) Promptly after the execution and delivery of the Lease, Landlord's architect and engineer shall commence preparation of the Working Drawings, which shall be based on the Space Plan. Landlord's contractor, PCW Construction, Inc. ("Landlord's Contractor"), shall deliver the Working Drawings to Tenant for written approval promptly after any pricing relating to Excess Improvements in the Space Plan have been determined. Within seventy-two (72) hours after Tenant's receipt of the Working Drawings, Tenant shall notify Landlord in writing whether (i) Tenant desires any changes in the Working Drawings and (ii) Tenant's approval or conditional approval of the Working Drawings. If Tenant has requested pricing for Excess Improvements, Tenant shall also notify Landlord in writing that the pricing therefor is acceptable and that Tenant acknowledges its obligation to pay for the Excess Improvements as a Tenant Cost and Tenant will deposit the cost therefor with Landlord.

       (c) If Tenant fails to approve or disapprove the Working Drawings or the cost of the Excess Improvements, if any, within seventy-two (72) hours, then (i) Landlord's deadline for Substantial Completion (as hereinafter defined) pursuant to the Schedule of Responsibilities attached hereto as Exhibit B-2 and made a part hereof by this reference shall be extended by the number of days or hours from the time specified in the Schedule of Responsibilities for Tenant's approval of the Working Drawings and/or the Tenant Costs until the pricing is finally acceptable to Tenant, and such number of days or hours shall be a Tenant Delay (as hereinafter defined) and (ii) any redesign costs that may be incurred as a result of changes requested by Tenant in the Working Drawings outside of the scope of the Space Plan shall be a Tenant Cost. Upon Tenant's approval of the Working Drawings and, if there are any Tenant Costs, upon Tenant's payment of any deposits with Landlord, Landlord's Contractor shall commence construction of the Tenant Improvements.

       5. SUBSTANTIAL COMPLETION. Landlord's Contractor shall achieve "Substantial Completion" of the Tenant Improvements in accordance with the Lease and the Schedule of Responsibilities attached hereto as Exhibit B-2. As used in this Work Agreement, the Tenant Improvements shall have achieved Substantial Completion if all of the work called for under the Working Drawings has been substantially completed in accordance with Landlord's construction contract with Landlord's Contractor and Landlord has received the final inspection authorizing Tenant to take occupancy of the Premises. Substantial Completion does not include completion of (i) details of construction, decoration or adjustment which do not substantially interfere with Tenant's occupancy or the ability of any specialty contractors hired by Tenant to install fixtures or equipment Tenant has ordered; (ii) any punch list work which does not affect Tenant's use of the Premises and which can be completed or corrected as soon as reasonably possible after the Phase I Commencement Date or the Phase II Commencement Date; (iii) items for which Tenant requests a deferral; and/or
(iv) any long-lead or specialty items required by Tenant. Landlord will give Tenant no less than ten (10) days' advance written notice of the anticipated date of Substantial Completion so that Tenant can be prepared to take occupancy of the Premises on or immediately after the date of Substantial Completion. Landlord will cooperate with Tenant in allowing Tenant's specialty contractors, if any, to enter the Premises during said ten-day period to complete work needed before Tenant will take occupancy.

       6. PUNCH LIST WORK. Prior to delivery of possession of the Premises to Tenant, Landlord, Tenant, and Landlord's Contractor shall make a final inspection of the Premises to make certain that the work has been accomplished according to Working Drawings as amended by any approved changes. A punch list of items to be completed or corrected shall be prepared as agreed by the parties, and Landlord's Contractor shall correct such punch list items. If Tenant, Tenant's agents or employees, and/or any person(s) directly or indirectly employed by Tenant places furniture, equipment, appliances or any other items in the Premises and/or any of Tenant's specialty contractors commence work prior to Landlord's compilation of a punch list regarding any involved areas of the Premises or the Complex or Common Areas, any damages to any work in place for which there exists a reasonable doubt as to the party responsible for such damages shall be deemed to have been caused by Tenant and/or any persons directly or indirectly employed by Tenant, and Landlord and/or Landlord's Contractor shall not be held responsible for any costs or expenses related to or resulting from correction of same.

       7. SCHEDULE OF RESPONSIBILITIES.

          (a) DELAYS. Landlord, Tenant, Landlord's Contractor, and/or any specialty contractors hired by Tenant shall each strictly abide by all dates set forth for their respective activities in the Schedule of Responsibilities (the "Schedule of Responsibilities") attached hereto AS EXHIBIT B-2> and made a part hereof. Any delay in making such decisions shall be a Tenant Delay. Deadlines for Landlord's Contractor shall be deemed to be deadlines for Landlord, and any delays caused by Landlord's Contractor shall be deemed to be delays caused by Landlord ("Landlord Delays"). Deadlines for Tenant and/or Tenant's specialty contractors, if any, shall be deemed to be deadlines for Tenant, and any delays caused by said persons or entities shall be deemed to be delays caused by Tenant ("Tenant Delays"). If Tenant fails to meet any of its deadlines pursuant to the Schedule of Responsibilities, then each of Landlord's subsequent deadlines shall be extended by the number of days by which Tenant missed its deadlines. If Landlord fails to meet any of its deadlines, then each of Tenant's subsequent deadlines shall be extended by the number of days by which Landlord missed its deadlines. If Landlord Delays exceed Tenant Delays by more than thirty (30) days, Landlord shall be liable for the penalty described in Section 7(g) below.

          (b) DECISIONS DURING COURSE OF CONSTRUCTION. Tenant acknowledges that the construction schedule for Substantial Completion of the Tenant Improvements will require that Tenant make all decisions about carpet color, paint color, and other details of design and construction no later than twenty-four (24) hours after Landlord's Contractor's request for a decision.

       (c) TENANT'S AGENT. In light of the short schedule under which all parties involved in construction will be working and the need for immediate decision-making, Tenant hereby appoints the persons below as Tenant's agents for purposes of authorizing and executing any and all documents needed to effect this Work Agreement, and any and all changes, additions or deletions to the work contemplated herein. Landlord shall have the right to rely on any documents executed by such authorized persons, and either person is fully authorized to bind Tenant.

            Asghar D. Mostafa
            10026 Scenic View Terrace
            Vienna, Virginia 22182
            Telephone: (703) 307-2057
            FAX: (703) 759-5303.

       (d) FORCE MAJEURE. All deadlines for all parties hereunder shall be subject to, and extended by, force majeure which shall mean, but not be limited to, strikes, lockouts or labor disputes, inability to obtain labor or materials or reasonable substitutes therefor (other than specialty or long-lead items), acts of God, enemy or hostile governmental action, civil commotion, abnormally severe weather conditions preventing construction work in the Premises to proceed in spite of reasonable efforts, fire or other casualty beyond the reasonable control of Landlord or Tenant and not due to the fault or negligence of Landlord, Tenant or the agents, contractors, licensees or employees of either of them.

       (e) CHANGES. In the event of any changes requested by Tenant to the Working Drawings, which changes constitute changes to Tenant's previous instructions specified in the Space Plan, any delays caused by such changes shall be a Tenant Delay and any redesign costs or costs for additional labor and/or materials shall be a Tenant Cost. Tenant shall also be fully responsible as a Tenant Cost for: (i) the costs of any demolition of completed or partially completed work previously commenced; (ii) the costs, if any, of work in place and of cancelling any materials ordered and/or received; (iii) the costs of any redesign required; and (iv) any delays in achieving Substantial Completion of the work caused by any or all of the above, including any time expended between the time Landlord's Contractor is told to stop work in a particular area and the time Landlord's Contractor is then eventually released. Landlord shall not be required, nor shall Tenant's specialty contractors, if any, be permitted, to commence work on any such changes until Tenant has approved in writing, the Tenant Costs (including construction and design) and the time delays attributable thereto and paid to Landlord the Tenant Costs due. Notwithstanding the foregoing, Tenant shall have no more than twenty-four (24) hours to approve the costs and delay attributable to such changes after Tenant's receipt of the change order therefor. In the event Tenant shall not respond within this time, Tenant shall be deemed to have approved said costs and delay.

       (f) COMMENCEMENT DATES. The Phase I Commencement Date and the Phase II Commencement Date shall be the date of Substantial Completion of the Phase I Space and the Phase II Space, as applicable, minus the total number of days comprising Tenant Delays plus the total number of days comprising Landlord Delays. Landlord will build out the Phase II Space without all of the demising walls at the same time the Phase I Space is built out. If Landlord leases the Phase II Space to another tenant prior to the Phase II Commencement Date, Landlord shall deliver the Phase II Space in "as is" condition, broom clean, provided that the Phase II Space complies with the Working Drawings therefor.

          (g) LANDLORD DELAY PENALTY. In the event Landlord Delays exceed Tenant Delays by more than thirty (30) days, for each day of Landlord Delays thereafter, Landlord shall abate and forgive two (2) days of Base Rent commencing with the first payment due as of the Phase I Commencement Date or the Phase II Commencement Date as applicable.

       8. Time of the Essence. Time is of the essence of the obligations of Landlord and Tenant under this Work Agreement. All days in this Work Agreement are calendar days.

       9. Miscellaneous.

       (a) Design/Construction/Material Warranties. Tenant acknowledges that Landlord is not an architect or engineer and that the Tenant Improvements will be designed and performed by independent architects, engineers and contractors. Accordingly, Landlord does not guarantee or warrant that the Space Plan or Working Drawings will be free from errors or omissions nor that the Tenant Improvements will be free from defects. In the event of such errors, omissions, or defects, Landlord shall cooperate in any action Tenant desires to bring against such parties. Landlord shall seek to enforce any warranties it obtains from any architect, engineer or contractor for the benefit of Tenant. If a judgment is entered against Landlord for such errors, omissions, or defects of Landlord's architects, engineers or contractors, Tenant's damages shall be limited to the cost of reconstructing the Tenant Improvements to correct the error or omission in the Space Plan or Working Drawings or the defect in the Tenant Improvements.

       (b) GOVERNMENTAL APPROVALS. Landlord shall, at its cost, apply for the normal building permits required for the Tenant Improvements described in the Working Drawings and issued pursuant to the local building code as a ministerial matter. If the Working Drawings must be revised in order to obtain such building permits, Landlord shall promptly notify Tenant. Landlord shall promptly have the Working Drawings revised within seventy-two (72) hours to satisfy the building permit requirements and shall submit the revised Working Drawings to Tenant for written approval. Tenant shall provide such written approval within twenty-four
(24) hours. In such event, the Schedule of Responsibilities shall be revised to reflect a delay in Substantial Completion, but such delay shall be neither a Landlord Delay nor a Tenant Delay.

       IN WITNESS WHEREOF, Landlord and Tenant have executed this Work Agreement as of even date with the Lease.

                            TENANT:

WITNESS or ATTEST:          ADVANCED SWITCHING COMMUNICATIONS, INC.,
                            a Delaware corporation

          [SIG]             By:   /s/ ASGHAR D. MOSTAFA            [SEAL]
---------------------------     ------------------------------------
                                Asghar D. Mostafa
                                President and CEO

                            LANDLORD:

WITNESS or ATTEST:          MET LIFE INTERNATIONAL REAL ESTATE EQUITY
                            SHARES, INC.
                            a Delaware corporation

          [SIG]             By:  /s/ T. ANDREW BEHYMER              [SEAL]
---------------------------     ------------------------------------
                                T. Andrew Behymer
                                Vice President

                                   EXHIBIT B-2
                          SCHEDULE OF RESPONSIBILITIES


                                                                                DATE
1.   Lease executed and delivered                                           September __, 1997

2.   Tenant gives written approval of Working Drawings                      Seventy-two (72)
     (and Tenant Costs, if any) in connection therewith and                 hours after Tenant's
     deposits Tenant Costs with Landlord.                                   receipt of Working Drawings

3.   Tenant's specialty contractors allowed into Premises to                Ten (10) days before
     install fixtures and equipment in Phase I Space.                       date of Substantial Completion

4.   Substantial Completion of Tenant Improvements for the                  December 1, 1997
     Phase I Space

                                    EXHIBIT C
                        DECLARATION OF COMMENCEMENT DATE

       NOTE: THIS DOCUMENT SHALL BE EXECUTED AFTER EACH OF THE PHASE I COMMENCEMENT DATE AND THE PHASE II COMMENCEMENT DATE HAVE BEEN DETERMINED.

       THIS DECLARATION OF COMMENCEMENT DATE is made as of the __ day of ______, 199_, by and between MET LIFE INTERNATIONAL REAL ESTATE EQUITY SHARES, INC., a Delaware corporation ("Landlord"), and ADVANCED SWITCHING COMMUNICATIONS, INC., a Delaware corporation ("Tenant").

                                    RECITALS

       A. Landlord and Tenant entered into that certain Deed of Lease (the "Lease") dated as of September __, 1997, for the lease of certain Premises (as defined in the Lease) in that certain office building located at 8330 Boone Blvd., Vienna, Virginia, in the complex known as "American Center".

       B. The Lease provides that after the [PHASE I][PHASE II] Commencement Date has been determined, Landlord and Tenant shall enter into a written declaration setting forth the [PHASE I][PHASE II] Commencement Date and the date upon which the Lease Term (as defined in the Lease) will expire.

       NOW, THEREFORE, in consideration of the mutual promises contained herein and in the Lease and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

       1. The [PHASE I][PHASE II] Commencement Date is _________, 1999_, and the Lease Term shall expire on ________, unless terminated earlier or extended in accordance with the terms of the Lease.

       2. The improvements and space required to be furnished to Tenant under the terms of the Lease and all other matters required to be furnished or performed by Landlord have been completed in all respects in accordance with the terms of the Lease. Tenant acknowledges that Tenant has had an opportunity to inspect the Premises and accepts the Premises in their condition "as is".

       3. All duties of Landlord of an inducement nature have been fulfilled and all other obligations required to be performed or observed by Landlord have been duly and fully performed or observed by Landlord.

       4. Landlord has not waived the performance or observance by Tenant of any of the terms, covenants, or conditions to be performed or observed by Tenant under the Lease.

Landlord has made no representations or commitments, oral or written, or undertaken any obligations other than as may be expressly set forth in the Lease.

         5. Except as amended by this Declaration, the Lease continues in full force and effect in accordance with its terms and is enforceable against Landlord and Tenant in accordance with its terms. No claim, set-off or defense exists for the benefit of Tenant against Landlord in connection with the Lease, and to the extent any claims, set-offs or defenses exist, they are hereby waived and relinquished in their entirety.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Declaration of Commencement Date as of the date first above written.


                                LANDLORD:

WITNESS or ATTEST:
                                MET LIFE INTERNATIONAL REAL ESTATE EQUITY
                                SHARES, INC.,
                                  a Delaware corporation

                                By:                                       [SEAL]
-------------------------------     --------------------------------------
                                    Name:
                                    Title:


                                TENANT:



WITNESS or ATTEST:              ADVANCED SWITCHING COMMUNICATIONS, INC.,
                                 a Delaware corporation

                                By:                                       [SEAL]
-------------------------------     -------------------------------------
                                     Asghar D. Mostafa
                                     President and CEO

                                    EXHIBIT D
                              RULES AND REGULATIONS

1. Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed nor shall refuse, furniture, boxes or other items be placed therein by Tenant or its officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building or Complex to another part of the Building or Complex. Canvassing, soliciting and peddling in the Complex are prohibited.

2. Plumbing fixtures and appliances shall be used only for the purposes for which constructed, and no unsuitable material shall be placed therein.

3. No signs, directories, posters, advertisements, or notices shall be painted or affixed on or to any of the windows or doors, or in corridors or other Common Areas of the Complex, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord in its reasonable discretion. One building standard suite identification sign will be prepared by Landlord at Landlord's expense. No additional signs shall be posted without Landlord's prior written consent as to location and form, and the cost of preparing and posting such signs shall be borne solely by Tenant. Landlord shall have the right to remove all unapproved signs without notice to Tenant, at the expense of Tenant.

4. Tenants shall not do, or permit anything to be done, in or about the Complex, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Complex, or on property kept therein or otherwise increase the possibility of fire or other casualty.

5. Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor. All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of the responsible tenant.

6. Tenant shall notify the manager of the Complex when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done after written permission is obtained from Landlord on such conditions as Landlord shall require. Any moving in or moving out of Tenant equipment, furniture, files, and/or fixtures shall be done only with prior written notice to Landlord, and Landlord shall be entitled to prescribe the hours of such activity, the elevators which shall be available for such activity and shall, in addition, be entitled to place such other reasonable conditions upon Tenant moving activities as Landlord deems appropriate. Tenant shall bear all risk of loss relating to damage incurred with respect to Tenant's property in the process of such a move, and in addition, shall indemnify and hold Landlord harmless as to all losses, damages, claims, causes of action, costs and/or expenses relating to personal injury or property damage sustained by Landlord or any third party on account of Tenant moving activities.

7.        Corridor doors, when not in use, shall be kept closed.

8. All deliveries must be made via the service entrance and elevators, designated by Landlord for service, if any, during Normal Business Hours. Landlord's written approval must be obtained for any delivery after Normal Business Hours.

9. Each tenant shall cooperate with Landlord's employees in keeping its premises neat and clean.

10. Tenant shall not cause or permit any improper noises in the Building or the Complex or allow any unpleasant odors to emanate from the Premises, or otherwise unreasonably interfere, injure or annoy in any way other tenants or persons having business with them.

11. Except for seeing-eye dogs, no animals shall be brought into or kept in or about the Building or the Complex.

12. No boxes, crates or other such materials shall be stored in hallways or other Common Areas. When Tenant must dispose of crates, boxes, or similar refuse, it will be the responsibility of Tenant to dispose of same prior to 7:30 a.m. or after 6:00 p.m., respectively, so as to avoid having such debris visible in the Common Areas during Normal Business Hours.

13. No machinery of any kind, other than ordinary office machines such as personal computers, calculators, fax machines, and similar standard office equipment shall be operated in the Premises without the prior written consent of Landlord, nor shall a tenant use or keep in the Complex any flammable or explosive fluid or substance (including Christmas trees). No space heaters or fans shall be operated in the Premises.

14. No bicycles, motorcycles or similar vehicles will be allowed in the Complex, except in areas that may be designated by Landlord.

15. No nails, hooks or screws shall be driven into or inserted in any part of the Premises except customary picture frames or as otherwise approved by the manager of the Complex. Nothing shall be affixed to, or made to hang from, the ceiling of the Premises without Landlord's prior written consent.

16. Landlord has the right to evacuate the Complex in the event of an emergency or catastrophe.

17. No food and/or beverages shall be distributed from Tenant's office without the prior written approval of the manager of the Complex.

18. No additional locks shall be placed upon any doors without the prior written consent of Landlord. All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon termination of this Lease, and Tenant shall then give Landlord or his agent an explanation of the combination of all locks on the doors or vaults. Tenant shall initially be given ten (10) keys to the Premises by Landlord. No duplicates of such keys shall be made by Tenant. Additional keys shall be obtained only from Landlord, at a fee to be determined by Landlord.

19. Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels so as to prevent operating personnel from servicing such units as routine or emergency access may require. The cost of moving such furnishings for Landlord's access will be for Tenant's account. The lighting and air conditioning equipment of the Complex will remain the exclusive charge of the personnel designated by the manager of the Complex.

20. Tenant shall comply with parking rules and regulations as may be posted and distributed from time to time.

21. No portion of the Complex shall be used for the purpose of lodging rooms.

22. Vending machines or dispensing machines of any kind will not be placed in the Premises by Tenant.

23. Prior written approval, which shall be at Landlord's sole discretion, must be obtained for installation of window shades, blinds, drapes, or any other window treatment of any kind whatsoever. Landlord will control all internal lighting that may be visible from the exterior of the Complex and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant's expense.

24. Landlord hereby designates the following days as Normal Business Holidays (on the dates observed by the federal government), on which days services will not be provided and normal operating hours will not be followed:

                                 New Year's Day
                     Washington's Birthday (Presidents' Day)
                          Martin Luther King's Birthday
                                  Memorial Day
                                Independence Day
                                    Labor Day
                                  Columbus Day
                                  Veterans Day
                                Thanksgiving Day
                                  Christmas Day

Landlord reserves the right, at its sole option, to designate as a Normal Business Holiday (i) any other legal public holiday if so promulgated pursuant to Title 5, Section 6103 of the United States Code or by the Commonwealth of Virginia; (ii) the Friday after Thanksgiving Day if Landlord reasonably determines that many occupants of the Complex will be observing that day as a holiday; and (iii) such other days designated as legal holidays by the applicable building service union employees' service contract and/or by the applicable operating engineer's contract.

25.       No smoking is permitted in the Premises or the Common Areas.

26. Landlord reserves the right to rescind any of these rules and make such other and further reasonable rules and regulations as in its reasonable judgment shall from time to time be needful for the subject to operation of the Complex subject to the terms of this Lease, which rules shall be binding upon each Tenant upon delivery to such Tenant of notice thereof in writing.

                                   EXHIBIT E

                            FORM OF LETTER OF CREDIT

                       IRREVOCABLE LETTER OF CREDIT NO.__

                               September __, 1997

Met Life International Real Estate Equity Shares, Inc.
c/o SSR Realty Advisors, Inc.
Authorized Agent
One North Broadway
Suite 500
White Plains, New York 10601

Gentlemen:

          We hereby establish in favor of Met Life International Real Estate Equity Shares, Inc. ("Beneficiary"), a Delaware corporation, for the account of Advanced Switching Communications, Inc., our Irrevocable Letter of Credit in the amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), effective immediately and expiring with our close of business on the ________ day of September, 1998. It is a condition of this Letter of Credit that it will be automatically extended for additional consecutive periods of one year each from the present or future expiration date unless you receive from us within sixty
(60) days prior to such date, in writing by registered mail at the above address, that we elect not to renew this Letter of Credit for such additional period.

          Funds under this Letter of Credit are available to you against your sight draft drawn on us, marked thereon "Drawn under Irrevocable Letter of Credit No. __________" and presented to us at our office at ___________________________, accompanied by your statement addressed to us in the form attached hereto and incorporated herein as Attachment A.

          We will accept such statement as binding and correct without having to investigate or having to be responsible for the accuracy, truthfulness, or validity thereof or any part thereof and notwithstanding the claim of any person to the contrary.

          We hereby agree with you that the draft drawn in accordance with the terms and conditions of this Letter of Credit will be honored before the close of the third banking day following receipt of the aforesaid draft and statement if presented to us on or before the applicable expiration date in accordance with the applicable provisions of the Uniform Commercial Code then in effect in the Commonwealth of Virginia.

          Unless otherwise stated, this Letter of Credit is subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500).

                                          Very truly yours,

                                 "ATTACHMENT A"

          Attached to and made a part of Irrevocable Letter of Credit No. ___________ (the "Letter of Credit") dated September __, 1997, issued by
________________, to Met Life International Real Estate Equity Shares, Inc. ("Beneficiary"), a Delaware corporation, for the account of Advanced Switching Communications, Inc.

          The undersigned, a duly authorized officer of Beneficiary under the Letter of Credit, certifies and represents that the Beneficiary is drawing on this Letter of Credit in accordance with the provisions of the Deed of Lease dated September __,1997, by and between the Beneficiary and Advanced Switching Communications, Inc.

          The undersigned has executed this statement as of the __ day of __________________, ______.

WITNESS or ATTEST:                   MET LIFE INTERNATIONAL REAL ESTATE EQUITY
                                     SHARES, INC.
                                     a Delaware corporartion


                                     By:                               [SEAL]
---------------------------             -------------------------------
                                        Name:
                                        Title:

                  viii) smoke detector

                  ix)  supply plenum w/3 side grilles

                  x)   glycol regulating valve

                  xi)  7/24 temperature and humidity recorder

          b)      Provide dry cooler Liebert model DD-0466 with the following:

                  i)   Dual pump package

                  ii)  Expansion tank

                  iii) Locking disconnect switch

                  iv)  Fan cycling controls

                  v)   460V-3ph

          c) If existing piping is 3" or greater, it may be used to what extent is feasible. If not feasible, provide 3" type L copper piping with wrought copper fittings. Provide:

          d) valves and fittings as recommended by the manufacturer at the air conditioning units and dry cooler

          e)      all hangers and supports

9.) Electrical power shall be reconfigured for the new plan. Typical perimeter offices shall have power and data outlets on each of the side walls. Additional outlets shall be provided as necessary to meet this requirement. The work stations shall require junction boxes and, in some locations, core drills providing 4 circuit, 8 wire with isolated ground service (4 hots, 2 neutrals, one ground and one isolated ground). The Contractors; electrician shall connect the Tenant supplied work stations. Electrical requirements in the Network Workroom will require upgrades as follows:

          a) 200 Amp., 277/480 Volt, 3 phase, 4 wire feeder from the main electrical room with a sub meter.

          b) Panel "DP" 225 Amp., 277/480 Volt, 3 phase, 4 wire panelboard with 1-3 Pole 30 Amp. 1-3 Pole 100 Amp and 1-3 Pole 200 Amp breakers

          c) 112.5 KVA Amp and 1-3 Pole 200 Amp breakers 112.5 KVA transformer -- 480 Volt, 3 phase, 3 wire to 120.208 Volt, 3 Phase, 4 wire

          d) Panel "L" -- 400 Amp., 120.208 Volt, 3 Phase 4 wire two section panelboard with 400 Amp main breaker with feed thru lugs:

                        (i)   1st section 42--1 Pole 20 Amp. Breakers.

                        (ii) 2nd section 39--1 Pole 20 Amp. And 1-3 Pole 100 Amp. Breakers

          e) Panel "LA"-- 100 Amp., 120.208 Volt, 3 Phase, 4 wire with 14-1 Pole, 20 Amp. And 5-2 Pole 20 Amp. Breakers and isolated ground bus with #6 isolated ground to building service entrance ground.

10.) Data and communication outlets shall provide a gypsum board trim ring and pull string to facilitate cable installation by the Tenant's contractor. Provide a plastic grommet in the top runner of the metal studs above the ring and string locations.

11.) Base and wall cabinets in the Coffee stations and the Pantries shall be "Avia" by Merillat. Provide plastic laminate on MDF counter tops, back and side splash. The ledge below the logo sign shall be plastic laminate on MDF scribed to the wall with custom laminate cabinets below. The cabinets and counter top in Pantry 2 shall be repaired to like new appearance.

12.) The glass in the two Conference rooms shall be tempered "Herculite" style in 4 inch top and bottom polished metal rails with silicon vertical joints. The glass into the Network Workroom shall be tempered in polish metal top and bottom channels with silicon vertical joints and start 3'-6" AFF and extend to the ceiling.

13.) Provide electric black-out drapes in the Conference rooms on both the interior and exterior windows.

14.) Provide an electrically operating recessed projection screen in both Conference rooms similar to Da-Lite Board room Electrol, 70" x 70" with High Power viewing surface.

15.) Provide a data and telephone cable allowance not to exceed $1.25 per square foot (no terminations).

16.) Provide an allowance not to exceed $.50 psf for Reception area millwork. (Desk)

17.)      Provide an allowance not to exceed $3,000.00 for Reception area sign.

18.) Provide two microwave ovens and two full size refrigerators with ice makers.


AGREED TO AND ACCEPTED:

TENANT:                                    LANDLORD:
           [SIG]                                      [SIG]
---------------------------                ---------------------------
By    ASGHAR D. MOSTAFA                    By  T. ANDREW BEHYMER

      President & CEO                             Vice President
---------------------------                ---------------------------
Title                                      Title

          9/19/97                                    9/19/97
---------------------------                ---------------------------
Date                                       Date